                                                                   EXHIBIT 99(b)

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                  by and among

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                                   (as Buyer)

                                      and

           ADVANTAGE DENTAL HEALTHPLANS, INC., a Missouri corporation

           ADVANTAGE DENTAL HEALTHPLANS, INC., a Florida corporation

          ADVANTAGE DENTAL HEALTHPLANS, INC., a Delaware corporation,

             ADVANTAGE DENTAL PLANS, INC., a Delaware corporation,

                  ADH PLANS, INC., a Delaware corporation, and

                   ADH MARKETING, INC., a Florida corporation

                          (Collectively, "Advantage")


                                      and

                                   TIM DONOHO
                            (as Selling Shareholder)



                         Dated as of November 25, 1996





Stock Purchase Agreement
Advantage Health Plans
OA962970.147

                               TABLE OF CONTENTS

ARTICLE I TRANSFER OF SHARES...............................................   1
  1.1 Sale of Shares.......................................................   1
  1.2 Purchase Price and Supplemental Consideration........................   1
      (a) Purchase Price...................................................   1
      (b) Payment for Non-Competition Agreement............................   2
      (c) Retained Assets; Loan Forgiveness................................   2
  1.3 Payment of Purchase Price............................................   2
  1.4 Shareholder to Deliver Title and Possession..........................   3
  1.5 Closing..............................................................   3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF ADVANTAGE AND THE SHAREHOLDER    3
  2.1 Organization and Qualification.......................................   3
  2.2 Capitalization.......................................................   4
  2.3 Voting Agreements....................................................   4
  2.4 Authority Relative to this Agreement.................................   4
  2.5 No Subsidiaries......................................................   5
  2.6 Absence of Certain Changes...........................................   5
  2.7 Financial Statements.................................................   5
  2.8 Absence of Undisclosed Liabilities...................................   5
  2.9 Consents and Approvals; No Violation.................................   6
  2.10 Broker's Commissions or Finder's Fees...............................   6
  2.11 Employment and Similar Agreements...................................   7
  2.12 Litigation..........................................................   7
  2.13 Taxes...............................................................   8
  2.14 ERISA Plans.........................................................  11
  2.15 Contracts...........................................................  12
  2.16 Customers and Sales.................................................  12
  2.17 Customer List.......................................................  12
  2.18 Interests in Competitors............................................  12
  2.19 Properties, Liens...................................................  13
  2.20 Real Property.......................................................  13
  2.21 Permits; Compliance with Laws.......................................  13
  2.22 Insurance Policies..................................................  13
  2.23 Environmental Liability.............................................  14
  2.24 Banking Facilities..................................................  14
  2.25 Minute Books and Stock Records......................................  14
  2.26 Consents of Non-Governmental Third Parties..........................  14
  2.27 Accounts Receivable.................................................  14
  2.28 Inventory...........................................................  15
  2.29 Trademarks; Tradenames..............................................  15
  2.30 Transactions with Related Parties...................................  15
  2.31 Compliance with Insurance Laws......................................  15
  2.32 Full Disclosure.....................................................  16
  2.33 Representations and Warranties True.................................  16

Stock Purchase Agreement
Advantage Health Plans
OA962970.147


ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER........................  16
  3.1 Organization.........................................................  16
  3.2 Authority Relative to this Agreement.................................  17
  3.3 Consent and Approvals; No Violation..................................  17
  3.4 Broker's Commissions or Finder's Fees................................  17
  3.5 Investment Intent....................................................  17
  3.6 Legal Proceedings....................................................  18

ARTICLE IV CONDUCT OF BUSINESS BY ADVANTAGE PRIOR TO CLOSING...............  18
  4.1 Ordinary Course......................................................  18
  4.2 Dividends; Changes in Stock..........................................  18
  4.3 Issuance or Repurchase of Securities.................................  18
  4.4 Governing Documents..................................................  18
  4.5 No Solicitation......................................................  18
  4.6 No Acquisitions......................................................  19
  4.7 No Dispositions......................................................  19
  4.8 Indebtedness.........................................................  19
  4.9 Employees............................................................  19
  4.10 Benefit Plans.......................................................  20
  4.11 Additional Matters..................................................  20

ARTICLE V ADDITIONAL COVENANTS.............................................  21
  5.1 Noncompetition Agreement.............................................  21
      (a) Non-Competition Agreements.......................................  21
      (b) Default..........................................................  21
  5.2 Consents and Approvals...............................................  21
  5.3 Confidential Information.............................................  22
      (a) Nondisclosure by Shareholder after Closing.......................  22
      (b) Remedies.........................................................  22
      (c) Non-Disclosure Pre-Closing.......................................  23
      (d) Return of Information............................................  23
  5.4 Governmental Filings.................................................  23
  5.5 Legal Conditions.....................................................  24
  5.6 Certain Defaults.....................................................  24
  5.7 Expenses.............................................................  24
  5.8 Access to Information and Diligence Review...........................  24
  5.9 Additional Actions...................................................  25
  5.10 Tax Matters.........................................................  25
  5.11 Consulting Agreement................................................  28
  5.12 Further Conveyances, Assurances and Cooperation.....................  29

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES..............  29
  6.1 Conditions to the Obligations of Buyer, Advantage and the Shareholder  29
      (a) Governmental Approvals...........................................  29
      (b) Legal Action.....................................................  29
      (c) Statutes.........................................................  30
      (d) Financing........................................................  30
      (e) Board and Shareholder Approval...................................  30
  6.2 Further Conditions to the Obligations of Buyer.......................  30
      (a) Representations and Warranties...................................  30
      (b) Performance of Obligations of Other Parties......................  30



      (c) No Litigation....................................................  30
      (d) No Adverse Change................................................  30
      (e) Spousal Consent..................................................  31
      (f) Third-Party Approvals............................................  31
      (g) Resignations.....................................................  31
      (h) Shareholder Agreements...........................................  31
      (i) Financial Statements Audit.......................................  31
      (j) Financial Results................................................  31
      (k) Employees........................................................  31
      (l) Opinion of Counsel...............................................  32
      (m) Agreement Termination............................................  32
      (n) Retention of Revenues............................................  32
      (o) Employment Arrangements..........................................  32
      (p) Payment and Release of Liens.....................................  32
      (q) Due Diligence Review.............................................  32
  6.3 Further Conditions to the Obligations of Advantage and the
      Shareholder..........................................................  32
      (a) Representations and Warranties...................................  32
      (b) Performance of Obligations of Other Parties......................  33
      (c) Third-Party Approvals............................................  33

ARTICLE VII TERMINATION, EXTENSION AND WAIVER..............................  33
  7.1 Termination..........................................................  33
      (a) By Mutual Consent................................................  33
      (b) By Any Party.....................................................  33
      (c) By Buyer.........................................................  34
      (d) By Advantage.....................................................  34
  7.2 Effect of Termination................................................  34
  7.3 Extension; Waiver....................................................  34

ARTICLE VIII INDEMNIFICATION...............................................  35
  8.1 Indemnification......................................................  35
      (a) Indemnification by Shareholder...................................  35
      (b) Indemnification by Buyer.........................................  36
      (c) Definition of Losses.............................................  36
  8.2 Third Party Claims Notice and Opportunity to Settle..................  36
  8.3 Right to Offset......................................................  38
  8.4 Non-Third Party Claims...............................................  38
  8.5 Payments.............................................................  38

ARTICLE IX DISPUTE RESOLUTION..............................................  39
  9.1 Notice...............................................................  39
  9.2 Arbitrator...........................................................  39
  9.3 Pre-Hearing Conference...............................................  39
  9.4 Discovery............................................................  39
  9.5 Briefs and Hearing...................................................  40
  9.6 Decision.............................................................  40
  9.7 Costs................................................................  40

ARTICLE X GENERAL PROVISIONS...............................................  40
  10.1 Survival of Representations and Warranties..........................  40
  10.2 Notices.............................................................  40



  10.3 Interpretation......................................................  41
  10.4 Counterparts........................................................  41
  10.5 Integration.........................................................  41
  10.6 Governing Law.......................................................  41
  10.7 Amendment...........................................................  42
  10.8 Assignment..........................................................  42
  10.9 Severability........................................................  42
  10.10 Fees...............................................................  42
  10.11 Transfer Taxes.....................................................  42

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of November 25, 1996, by and among SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation ("Buyer"); the following Advantage Dental Health entities (collectively, "Advantage"): ADVANTAGE DENTAL HEALTHPLANS, INC., a Missouri corporation, ADVANTAGE DENTAL HEALTHPLANS, INC., a Florida corporation, ADVANTAGE DENTAL HEALTHPLANS, INC., a Delaware corporation, ADVANTAGE DENTAL PLANS, INC., a Delaware corporation, ADH PLANS, INC., a Delaware corporation, and ADH MARKETING, INC., a Florida corporation; and TIM DONOHO, the beneficial and record owner of all of the outstanding capital stock of Advantage (the "Shareholder").

                                    RECITALS

          WHEREAS, the Shareholder owns all of the issued and outstanding shares of capital stock (the "Shares") of Advantage; and

          WHEREAS, the Shareholder desires to sell to Buyer, and Buyer desires to purchase from the Shareholder, the Shares of Advantage on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                               TRANSFER OF SHARES

          1.1  Sale of Shares.  Subject to the terms and conditions set forth
               --------------
herein, at the Closing (as defined herein), the Shareholder shall sell, transfer and deliver to Buyer, and Buyer shall purchase and acquire from the Shareholder, all of the Shares of Advantage, free and clear of any claims, liens, pledges, options, encumbrances, security interests, trusts or other rights or interests of any person.

          1.2  Purchase Price and Supplemental Consideration.
               ---------------------------------------------

               (a)  Purchase Price for Shares.  The aggregate purchase price to
                    -------------------------
     be paid by Buyer for the Shares of Advantage, in the manner provided in
     Section 1.3, will equal Nine Million Dollars ($9,000,000) (the "Purchase
     -----------
     Price").


Stock Purchase Agreement
Advantage Health Plans
OA962970.147

               (b)  Payment for Non-Competition Agreement.  Buyer hereby
                    -------------------------------------
     promises to pay to the Shareholder the aggregate sum of One Million Dollars ($1,000,000) payable over two years (the "Payout Period") ($500,000 per year), subject to applicable withholding, as consideration for the five-year Non-Competition Agreement to be entered among by Buyer and the Shareholder (the "Non-Competition Agreement"). Each payment shall include a 12% premium to compensate for the loss of the capital gains tax rate treatment. Principal and premium shall be payable annually in arrears on the first and second anniversary of the Closing Date (as hereinafter defined) and shall be sent by wire transfer in accordance with the written directions of the Shareholder.

               (c)  Retained Assets; Loan Forgiveness.  The parties agree that
                    ---------------------------------
     the following assets shall not be included in the sale and acknowledge that such items were not considered in calculating the purchase price hereunder:
     1995 Range Rover, 1995 Mercedes Benz SL 500, all artwork, desk, credenza and chairs in the Shareholder's office. Such assets shall remain the assets of Shareholder or be transferred by Advantage to Shareholder prior to the Closing Date (as hereinafter defined). All other assets, including cash not used in the ordinary course of business or as provided herein, shall remain for use in the business after the Closing Date. As additional consideration, on the date of the Closing, Buyer shall cause Advantage to forgive all loans from Advantage Dental HealthPlans to the Shareholder, Business Healthcare Coalition and/or Donoho Gruppe Companies as of the Closing Date, such amounts not to exceed $365,000 in the aggregate.

          1.3  Payment of Purchase Price.  The Purchase Price shall be paid by
               -------------------------
Buyer to Shareholder as follows:

               (a) At the Closing, Buyer shall pay to Shareholder the sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) for the Shares of Advantage by a wire transfer(s) of immediately available funds in accordance with the written directions of the Shareholder.

               (b) At the Closing, Buyer shall deliver to the Escrow Agent the principal amount of Five Hundred Thousand Dollars ($500,000) (the "Holdback") to be held in escrow in accordance with the terms of an Escrow Agreement in form and substance acceptable to the parties. The Holdback, plus accrued interest thereon, less any offsets, paid claims or reserves for outstanding or disputed claims, relating to this Agreement or any other agreements between the Buyer and the Shareholder, shall be paid to the Shareholder on the first anniversary of the date hereof, sent by wire transfer in accordance with the written directions of the Shareholder. The Holdback, less offsets, paid claims or reserves for outstanding claims in an amount to be agreed to by the parties, shall bear interest at a per annum rate equal to the base rate in effect from time to time of Bank of America NT & SA compounded monthly (the "Prime Rate"). Any claims against the Holdback shall be made in accordance with Section 8.3 of this Agreement. Notwithstanding the foregoing, the existence of the Holdback and any offsets against the

     Holdback by Buyer will not relieve the Shareholder from liability or limit his liability to Buyer for any breaches hereunder.

               (c) Any increase in the Shareholder's equity between August 30, 1996, and the Closing Date, shall be added to the final Purchase Price on the Closing Date, or as soon thereafter as that figure can be calculated, and payment, if undisputed, will be paid within 15 business days of such determination. Payment shall be made by wire transfer in accordance with the written instructions of the Shareholder.

          1.4  Shareholder to Deliver Title and Possession.  At the Closing,
               -------------------------------------------
the Shareholder shall deliver to Buyer endorsed share certificates or executed stock powers and other good and sufficient instruments of transfer as Buyer may reasonably require to vest effectively in Buyer good and valid title to the Shares of Advantage, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person, in accordance with the terms hereof.

          1.5  Closing.  The consummation of the transactions contemplated by
               -------
this Agreement (the "Closing") shall take place after January 2, 1997, but not after the later of (i) March 31, 1997 or (ii) five business days after regulatory approval of the transaction has been received and all conditions precedent to the obligations of the parties hereunder have been satisfied or waived (the "Closing Date"), at the offices of Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Suite 1700, Irvine, California 92614 or at such other date, time and place as may be mutually agreed upon in writing by the parties. All proceedings to take place at the Closing shall take place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed.

                                  ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                         ADVANTAGE AND THE SHAREHOLDER

          Advantage and the Shareholder jointly and severally represent and warrant to Buyer as follows:

          2.1  Organization and Qualification.  Each Advantage entity is a
               ------------------------------
corporation duly organized, validly existing and in good standing in each of its respective states of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary. Advantage has the requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Advantage has made available to Buyer a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, and such Articles of Incorporation and Bylaws as so delivered are in full force and effect.
Advantage is not in default in any material respect in the performance, observation or fulfillment of any provision of its Articles of Incorporation or Bylaws. For purposes of this Agreement, a "Material Adverse Change" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the financial condition, business, properties, prospects or results of operations of Advantage.

          2.2  Capitalization.  The authorized and outstanding capital stock
               --------------
of each Advantage entity is set forth on Schedule 2.2 hereto.  All of the Shares
                                         ------------
of Advantage as set forth on Schedule 2.2 are owned beneficially and of record
                             ------------
by the Shareholder, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person. No agreement or other document grants or imposes on any of the Shares of Advantage any right, preference, privilege or restriction with respect to the transaction contemplated hereby (including, without limitation, any rights of first refusal). All of the Shares of Advantage have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights created by any agreement to which Advantage is bound. The Shares have been issued in full compliance with all federal and state securities laws. There are no options, warrants or other rights, commitments or agreements of any character that call for the issuance of shares of capital stock or other securities of Advantage or any securities, instruments or rights convertible into or exchangeable for shares of capital stock or other securities of Advantage. The Shareholder has the absolute and unrestricted right, power, authority and capacity to transfer the Shares of Advantage to Buyer and upon the Closing, without exception, Buyer will acquire from the Shareholder legal and beneficial ownership of, good and valid title to, and all rights to vote, the Shares of Advantage, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever other than those that may arise by virtue of any actions (other than the purchase of shares contemplated hereby), taken by or on behalf of Buyer or its affiliates.

          2.3  Voting Agreements.  Neither Advantage nor the Shareholder is a
               -----------------
party to or subject to any proxy, agreement or understanding, nor is there, to the knowledge of Advantage and the Shareholder, any agreement or understanding between any other persons, that affects or relates to the voting or giving of written consents with respect to any security of Advantage or the voting by a director of Advantage.

          2.4  Authority Relative to this Agreement.  Advantage has all
               ------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Advantage have been duly and validly authorized by its Board of Directors and the Shareholder, and no other corporate proceedings on the part of Advantage is necessary, as a matter of law or otherwise, to authorize this Agreement or to consummate the transactions so contemplated.
This Agreement has been duly and validly executed and delivered by Advantage and the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Buyer, this Agreement constitutes a valid and binding agreement of such persons or entities, enforceable against them in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          2.5  No Subsidiaries.  None of the Advantage entities control,
               ---------------
directly or indirectly, nor does any have any direct or indirect equity participation or other interest in, any corporation, partnership, trust or other business entity.

          2.6  Absence of Certain Changes.  Except as set forth on Schedule
               --------------------------                          --------
2.6, since August 30, 1996, Advantage has conducted its business only in, and
---
has not engaged in any transaction other than according to, the ordinary and usual course of its business and, since such date, there has not been (a) any Material Adverse Change; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Advantage; Buyer specifically acknowledges that Shareholder shall be entitled, between August 30, 1996 and the Closing Date, to take the Shareholder's normal monthly distribution, prorated in the event the Closing Date occurs on a date other than the end of the month; (c) any material change by Advantage in accounting principles, practices or methods; (d) any labor dispute or difficulty which is reasonably likely to result in any Material Adverse Change, and to the knowledge of each of Advantage and the Shareholder, no such dispute or difficulty is now threatened; (e) any material asset sold or disposed of (except inventory sold in the ordinary course of business), any material asset mortgaged, pledged or subjected to any lien, charge or other encumbrance; (f) any increase in excess of $5,000 in the compensation payable or which could become payable by Advantage to its directors, officers, employees, agents, distributors, dealers or sales representatives; (g) any amendment by Advantage of any employee benefit plan;
(h) any issuance, transfer, sale or pledge by Advantage of any shares of stock or other securities or of any commitments, options, rights or privileges under which Advantage is or may become obligated to issue any shares of stock or other securities; (i) any indebtedness incurred by Advantage, except such as may have been incurred in the ordinary course of business and consistent with past practice; (j) any loan made or agreed to be made by Advantage, nor has Advantage become liable or agreed to become liable as a guarantor with respect to any loan; (k) any waiver or release by Advantage of any right of material value or any payment, direct or indirect, of any material debt, liability or other obligation; (l) any change in or amendment to the Articles of Incorporation or Bylaws of Advantage; or (m) any other event or condition that has or might reasonably result in a Material Adverse Change.

          2.7  Financial Statements.  The audited balance sheets of Advantage
               --------------------
as of December 31, 1995 and December 31, 1996 and the related statements of income and cash flow for the twelve month periods then ended (collectively, the "Financial Statements") are attached hereto as Schedule 2.7. The Financial
                                               ------------
Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as may be noted therein) ("GAAP"), and present fairly the financial position of Advantage as of the end of such fiscal year and the results of operations and cash flows for such fiscal year in conformity with GAAP.

          2.8  Absence of Undisclosed Liabilities.
               ----------------------------------

               (a) Except to the extent reserved against or reflected in the balance sheet of Advantage included in the Financial Statements, Advantage does not have any material liabilities or obligations (contingent or otherwise) that are required by GAAP to be reflected therein, and since that date Advantage has not incurred any material liabilities or obligations that, had they been incurred prior to December 31, 1996, would have been required by GAAP to have been reflected in such balance sheets (except as may be noted therein), except such liabilities or obligations incurred in the ordinary and usual course of business and consistent with past practice.

               (b) Advantage will not be liable for prepayment or other penalties in connection with the early retirement of any indebtedness for borrowed money.

          2.9  Consents and Approvals; No Violation.  The execution and
               ------------------------------------
delivery of this Agreement by Advantage and the Shareholder, the consummation of the transactions contemplated hereby and the performance by Advantage and the Shareholder of their obligations hereunder will not:

               (a) conflict with any provision of the Articles of Incorporation or Bylaws (or other similar charter documents) of Advantage;

               (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the Governmental Filings (as defined in Section 5.4) (ii)
                                                        -----------
     compliance with any applicable requirements of the Securities Act of 1933;
     (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934; (iv) compliance with any applicable state securities laws; (v) the approval of the applicable Department of Insurance; and (vi) where the failure to obtain such consents, approvals, authorizations or permits or the failure to make such filings or notifications would not result in a Material Adverse Change;

               (c) conflict with, result in the breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration or guaranteed payments) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Advantage or the Shareholder is a party or by which Advantage or its Shareholder or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a Material Adverse Change;

               (d) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Advantage or the Shareholder; or

               (e) result in the creation of any lien, charge or encumbrance upon any shares of capital stock or assets of Advantage under any agreement or instrument to which Advantage is a party or by which Advantage is bound.

          2.10  Broker's Commissions or Finder's Fees.  No person or entity
                -------------------------------------
has acted for Advantage or the Shareholder in connection with the transactions provided for in this

Agreement in any way that would entitle such person to, and no person or entity is entitled to, receive from Advantage or the Shareholder any broker's commissions or finder's fees (or other similar fees or commissions) in connection with this Agreement.

          2.11  Employment and Similar Agreements.  Except as set forth on
                ---------------------------------
Schedule 2.11, (a) there are no employment, severance, bonus or indemnification
-------------
arrangements, agreements, understandings or plans between Advantage and any director, officer or employee thereof except those indemnification provisions set forth in the Articles of Incorporation and Bylaws of Advantage; (b) there are no agreements of the type described in (a) above (i) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving Advantage of the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guaranty not terminable at any time upon notice of thirty (30) days or less or (iii) providing severance benefits or other benefits (which are conditioned upon a change in control) after the termination of employment of such employee, regardless of the reason for such termination of employment; (c) there are no agreements or plans, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (d) subject to general principles related to wrongful termination of employees, there are no officers or employees of Advantage whose employment is not terminable at the will of Advantage; (e) Advantage is not obligated to compensate any consultants pursuant to any agreement or arrangement which is material to Advantage; and (f) Advantage is not a party to, nor is it bound by, any collective bargaining agreement or other labor agreement, nor is Advantage involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees, nor has any such unit or group notified Advantage of an intention to commence any organizational activities among the employees of Advantage. True and complete copies of any agreements disclosed in Schedule
                                                                    --------
2.11 have been delivered or made available to Buyer.
----

          2.12  Litigation.  Except as set forth on Schedule 2.12, there is no
                ----------                          -------------
claim, action or proceeding pending or, to the knowledge of Advantage or the Shareholder, threatened against or relating to Advantage before any court or other competent governmental or regulatory authority or body acting in an adjudicative capacity. To the knowledge of Advantage and the Shareholder, there is no reasonable basis for a claim, action or proceeding against or relating to Advantage which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to Advantage. Neither Advantage nor any of its respective officers, directors or employees, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other governmental or regulatory authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Advantage nor, to the knowledge of Advantage or the Shareholder, is any officer, director or employee of Advantage under investigation by any governmental or regulatory authority. Except as set forth on Schedule 2.12, there is not in existence any order, judgment or decree
         -------------
of any court or other tribunal or other agency enjoining or requiring Advantage to take any action of any kind with respect to its business, assets or properties.

          2.13  Taxes.
                -----

               (a) Definitions.  For purposes of this Agreement, the following
                   -----------
     definitions shall apply:

                   (i) For purposes of this Section 2.13 and Sections 5.10 and 8.1(a)(iii), the term "Advantage" shall mean, collectively, Advantage and any corporation, partnership or other entity as to which Advantage is liable for Taxes incurred by such entity as a transferee, or pursuant to Treasury Regulations Sections 1.1502-6, or pursuant to any other provision of federal, state, local or foreign law or regulations.

                   (ii) The term "Tax" or "Taxes" shall mean all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and any and all other governmental charges, and any and all other obligations of the same or of a similar nature to any of the foregoing, which Advantage is required to pay, withhold or collect.

                   (iii) The term "Tax Proceeding" shall mean any audit, examination or other administrative or judicial action or proceeding related to the determination, imposition, assessment and/or collection of any and all Tax.

                   (iv) The term "Tax Returns" shall mean any and all reports, estimates, declarations of estimated tax, information statements and returns, including any and all schedules or attachments thereto, relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties. The term "Tax Return" shall mean any one of the foregoing Tax Returns.

               (b) Tax Returns Filed and Taxes Paid.  Except as disclosed on
                   --------------------------------
     Schedule 2.13, (i) all Tax Returns required to be filed by or on behalf of
     -------------
     Advantage have been duly filed on a timely basis and such Tax Returns correctly, accurately and completely reflected the facts regarding the income, business, assets, operations, activities, status or other matters of Advantage or any other information required to be shown thereon; (ii) all Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis and no other Taxes are payable by Advantage with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns); (iii) all other Taxes required to be paid by Advantage on or before the date hereof have been paid prior to the delinquency thereof; (iv) Advantage has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; (v) there are no liens on any of the assets of Advantage with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Advantage is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established and are fully reflected in the Financial Statements; and (vi) Advantage has not requested or been granted any extension of the time within which it is required to file any Tax Return that has not been filed.

              (c)  S Corporation Status.
                   --------------------

                   (i) S Corporation Defined.  As used herein the term "S
                       ---------------------
     corporation" means, with respect to any specified period, a corporation (A) that has in effect throughout such period a valid election under Section 1362(a) of the Internal Revenue Code of 1986, as amended (the "Code"), to be an S corporation which is, and whose shareholders are, subject to the tax treatment provided for under the provisions of Sections 1361 et seq. of the Code, and (B) that throughout such period remains qualified to be, and is treated throughout such period as, an S corporation which is, and whose shareholders are, subject to the tax treatment provided for under Sections 1361 et seq. of the Code.

                   (ii) S Corporation Status.  The taxable year of Advantage for
                        --------------------
     federal and state income tax purposes is the calendar year ending each December 31. Except with respect to Advantage Dental HealthPlans, Inc., a Missouri corporation having federal identification number 59-2717019 ("ADH"), for all taxable periods of Advantage, including in each case the initial year of operations and any short period resulting from the transactions contemplated herein, for federal tax purposes Advantage was and is an S corporation. For all periods of ADH commencing on and after January 1, 1987, including any short period resulting from the transactions contemplated herein, for federal tax purposes ADH was and is an S corporation. For all periods with respect to which Advantage has been an S corporation, for federal tax purposes Advantage's Tax Returns have been prepared and filed on a basis consistent with its status as an S corporation.

                   (iii)  Built-In Gains Tax.  Advantage is not subject to the
                          ------------------
     tax imposed, pursuant to Code Section 1374, on certain built-in gains upon a sale or other disposition of any of its assets or upon a deemed sale of such assets resulting from an election under Section 338(h)(10) of the Code with respect to Advantage.

               (d) Tax Returns Furnished.  Buyer has been furnished by Advantage
                   ---------------------
     true, accurate and complete copies of (i) all federal and state income or franchise tax returns (and all amendments thereto) as filed by or for Advantage for all periods ending on and after January 1, 1991, and (ii) all examination and audit reports, statements of deficiencies, notices of assessments, and closing or other agreements received by or on behalf of Advantage relating to Taxes with respect to any period(s) commencing on or after January 1, 1991. Advantage has not conducted business in nor has it derived income from any state, local or foreign taxing jurisdiction other than those for which all Tax Returns have been furnished to Buyer.

               (e) Audit History.
                   -------------

                   (i) Except as specified in Schedule 2.13, no issues have
                                              -------------
     been raised and are currently pending by any taxing authority in connection with any Tax Returns heretofore filed by Advantage, Advantage has not received notice nor expects to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it, Advantage is neither a party to any current Tax Proceeding nor has Advantage been notified of the commencement of a Tax Proceeding involving Advantage, and no waivers of statutes of limitation with respect to the imposition or assessment of Taxes have been given by or requested from Advantage. Except to the extent shown on Schedule 2.13, all deficiencies asserted or
                            -------------
     assessments made or threatened as a result of any Tax Proceedings have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Financial Statements.

                   (ii) Schedule 2.13 sets forth (A) the taxable years or other
                        -------------
     periods of Advantage as to which the respective statutes of limitations with respect to federal and state income, franchise, employment and payroll Taxes (herein collectively "Specified Taxes") have not expired, and (B) with respect to such taxable years or other periods, those years or periods for which Specified Tax audits or examinations have been completed, those years or periods for which Specified Tax audits or examinations are presently being conducted, those years or periods for which Specified Tax audits or examinations have not yet been initiated, and those years or periods for which required Tax Returns covering Specified Taxes have not yet been filed.

               (f) Tax Sharing Agreements.  Advantage is not (nor has it ever
                   ----------------------
     been) a party to any tax-sharing, tax-indemnity or tax-allocation agreement and has not otherwise assumed the Tax liability of any other person under contract.

               (g) Tax Basis and Tax Attributes.  The disclosure schedules and
                   ----------------------------
     other books and records of Advantage furnished to Buyer contain true, accurate and complete descriptions of Advantage's basis in its assets, current and accumulated earnings and profits, tax carryovers, and tax elections. Advantage has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384.

               (h) Tax Elections; Affiliated Groups.  All material elections
                   --------------------------------
     with respect to Taxes affecting Advantage as of the date hereof are set forth in Schedule 2.13. Advantage is not now and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

               (i) Section 481 Adjustments.  Advantage has not agreed, nor is it
                   -----------------------
     required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

               (j) Parachute Payments.  Advantage is not a party to any
                   ------------------
     agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (k) U.S. Real Property Holding Corporation.  Advantage is not
                   --------------------------------------
     and has never been a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

               (l) Shareholder Status.  Shareholder is presently, and for all
                   ------------------
     relevant periods has been, a United States person within the meaning of the Code.

               (m) No Withholding.  None of the transactions contemplated herein
                   --------------
     are subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

               (n) Section 341(f).  Advantage has not filed a consent pursuant
                   --------------
     to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it.

               (o) Unpaid Taxes.  The unpaid Taxes of Advantage do not exceed
                   ------------
     the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Financial Statements.

               (p) Existing Partnerships.  Except as set forth in Schedule 2.13,
                   ---------------------
     Advantage is not a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          2.14  ERISA Plans.  Set forth on Schedule 2.14 is a true, accurate
                -----------                -------------
and complete list of each employee pension benefit plan, program, agreement or arrangement ("Plan") maintained or contributed to by Advantage which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if any. The Plans conform in all material respects to, and their administration is in conformity in all material respects with, all applicable federal laws. There are no threatened or pending claims by or on behalf of any Plan, by or on behalf of any employees covered under any Plan, or otherwise involving any Plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there, to the knowledge of Advantage and the Shareholder, any basis for such a claim.

          2.15  Contracts.  Set forth on Schedule 2.15 is a true, accurate and
                ---------                -------------
complete list of (a) each customer contract, whether written or oral, between each of Advantage and any party to whom Advantage provides goods or services; and (b) each contract, whether written or oral, between each of Advantage and any party to whom Advantage is obligated to make any payments. The contracts and agreements that are required to be identified in Schedule 2.15 are
                                                     -------------
hereinafter referred to as the "Contracts."  Advantage has delivered to Buyer
(i) with respect to the provider and group contracts of Advantage, a standard form of each; and (ii) true, accurate and complete written summaries of each oral Contract. Advantage has made available to Buyer true and complete copies of each written Contract. Except as set forth on Schedule 2.15:
                                                  -------------

               (i) Each of the Contracts is a valid, binding and enforceable agreement of Advantage and, to the knowledge of Advantage and the Shareholder, will, subject to the satisfaction of the conditions in Article
                                                                         -------
     VI, continue to be valid, binding and enforceable immediately after the
     --
     Closing;

               (ii) As of the date hereof, Advantage and the Shareholder have no reason to believe that Advantage will not be able to fulfill in all material respects all of its obligations under the Contracts that remain to be performed after the date hereof;

               (iii) To the knowledge of Advantage and the Shareholder, there has not occurred any material default (or event which upon provision of notice or lapse of time or both would become such a default) under any of the material Contracts on the part of Advantage; and

               (iv) The Contracts are all of the agreements, promissory notes, contracts and instruments (except employment agreements, which are set forth on Schedule 2.11) that are material to Advantage or its business.
              -------------

          2.16  Customers and Sales.  Set forth on Schedule 2.16 is a true,
                -------------------                -------------
accurate and complete list of the customers of Advantage, identified by entity, together with summaries of the revenues received from such customers during the past three (3) most recent calendar years. Individual members may be aggregated into one group for purposes of this section. None of such customers has given notice to Advantage of an intention to cancel, fail to renew or otherwise terminate or materially impair its business relationship with Advantage and neither Advantage nor its Shareholder have any knowledge of any event that would precipitate the impairment, cancellation or termination of, or the failure to renew, or entitle any such customer to terminate, such business relationship.

          2.17  Customer List.  Advantage has taken such reasonable security
                -------------
measures to protect the secrecy, confidentiality and value of its customer lists. Employees and any other person who, either alone or in concert with others, have knowledge of or access to the customer list, have been put on notice and, if appropriate, have entered into agreements that the customer list is proprietary and not to be divulged or misused.

          2.18  Interests in Competitors.  Except as identified in Schedule
                ------------------------                           --------
2.18, to the knowledge of Advantage and the Shareholder, neither the Shareholder
----
nor his spouse or children,
has any direct or indirect interest in any competitor, supplier or customer of Advantage or in any person or firm from whom or to whom Advantage leases any real or personal property, or in any other person with whom Advantage is doing business.

          2.19  Properties and Liens.  Except for statutory liens (including
                --------------------
mechanics and materialmen's liens) and liens for current taxes not yet delinquent, Advantage owns, free and clear of any liens, claims, charges, options or other encumbrances, all of its tangible and intangible property, real and personal, whether or not reflected in the Financial Statements (except property sold or disposed of in the ordinary course of business since December 31, 1995) and all such property acquired since such date that is necessary to conduct its business as it is now being conducted, and to the knowledge of Advantage and the Shareholder, there has not been any violation of any law, regulation or ordinance relating to its properties or its business that may reasonably be expected to result in a Material Adverse Change. All plants, structures, equipment, furniture and automobiles owned or leased by Advantage and material to the operation of its business are in satisfactory condition (ordinary wear and tear excepted) and repair for the requirements of its business as now being conducted. There are no proceedings affecting any of such properties pending or, to the knowledge of Advantage or the Shareholder, threatened which may reasonably be expected to curtail, materially and adversely, the use of such property for the purpose for which it was acquired or the purpose for which it is now used.

          2.20  Real Property.  Set forth on Schedule 2.20 is a complete list
                -------------                -------------
of all real property owned and/or leased by Advantage, as so designated therein (the "Real Property"). Except as indicated in Schedule 2.20, all leases,
                                               -------------
easements and other real property interests held by Advantage are valid and subsisting and there does not exist any default thereunder or event that with notice or lapse of time, or both, would constitute a default under any of such leases.

          2.21  Permits; Compliance with Laws.  Except as shown in Schedule
                -----------------------------                      --------
2.21, Advantage has all necessary franchises, authorizations, approvals, orders,
----
consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges, including without limitation certificates of authority from the applicable Department of Insurance ("Certificates of Authority") (collectively "Permits"), necessary to permit it to own its properties and to conduct its business as the same are presently conducted and all such Permits are in full force and effect and valid. Except as shown in
Schedule 2.21, no Permit is subject to termination as a result of the execution
-------------
of this Agreement or consummation of the transaction contemplated hereby.
Except as shown in such Schedule, Advantage is in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of its business. Except as disclosed on Schedule 2.21, Advantage has not ever
                                      -------------
entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety law or received any request for information, notice, demand letter, administrative letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law.

          2.22  Insurance Policies.  Set forth on Schedule 2.22 is a true,
                ------------------                -------------
accurate and correct list of all insurance policies of any nature whatsoever maintained by Advantage. Except as otherwise set forth on Schedule 2.22, such policies are in full force
                          -------------
and effect through the Closing Date and, except as otherwise set forth on
Schedule 2.22, such policies, or other policies covering the same risks, have
-------------
been in full force and effect, without gaps, continuously for the past five (5) years. Except as disclosed on Schedule 2.22, there are no claims pending under
                              -------------
any of such policies. Copies of all such policies have been made available to Buyer for its inspection.

          2.23  Environmental Liability.  The business of Advantage has been
                -----------------------
and is now operated in material compliance with all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including, but not limited to, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know, and Occupational Safety and Health Act, each as amended ("Environmental Laws").

          2.24  Banking Facilities.  Set forth on Schedule 2.24 is a true,
                ------------------                -------------
accurate and complete list of:

               (a) Each bank, savings and loan or other institution in which Advantage has a deposit, custodial, trust or similar account or safety deposit or lock box account and the numbers and types of the accounts or safety deposit boxes maintained by Advantage at such financial institutions; and

               (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit or lock box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

          2.25  Minute Books and Stock Records.    Advantage has delivered or
                -------------------------------
made available to Buyer true, correct and complete copies of (a) the minute books of Advantage containing all records required to be set forth of all proceedings, consents, actions, and meetings of the Shareholder and Board of Directors of Advantage, including minutes of meetings for committees of the Board; and (b) all stock record books of Advantage setting forth all transfers of capital stock.

          2.26  Consents of Non-Governmental Third Parties.  No material
                ------------------------------------------
consent, waiver or approval of any non-governmental third party is necessary for the consummation by Advantage or the Shareholder of the transactions contemplated hereby.

          2.27  Accounts Receivable.  To the best knowledge of Advantage and
                -------------------
the Shareholder, all accounts receivable of Advantage shown on the Financial Statements and all accounts receivable of Advantage created after August 30, 1996 up to the date hereof or the Closing Date, as the case may be, arose from valid transactions in the ordinary course of business and such accounts receivable are (except to the extent of the reserves thereon) collectible in the ordinary course of business.

          2.28  Inventory.  The inventory of Advantage consists of supplies
                ---------
that are merchantable and fit for the purpose for which they were procured, and none are damaged or defective in any manner. No inventory of Advantage has been pledged as collateral.

          2.29  Trademarks and Tradenames.  Except for the name of Advantage
                -------------------------
and the name "ADVANTAGE DENTAL HEALTHPLANS" and as set forth on Schedule 2.29
                                                                -------------
hereof, there are no trademarks, trade names, service marks or copyrights owned by Advantage. To the best knowledge of Advantage and the Shareholder, Advantage has not infringed, nor is it now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm or business. Except as set forth in the Contracts, Advantage is not a party to any license, agreement or arrangement, with respect to any trademarks, servicemarks, trade names, or applications for them, or any copyrights. The Shareholder hereby grants to Buyer the exclusive right in perpetuity to use the name of Advantage and "Advantage Dental HealthPlans" and all derivations thereof. The Shareholder and Advantage covenant that they have not granted and will not grant to any other person, firm or corporation the right to use, and that the Shareholder will not after the Closing use, such names as part of the corporate or firm name of any other firm, entity, corporation or business.

          2.30  Transactions with Related Parties.  Except as set forth in
                ---------------------------------
Schedule 2.30 hereto, there are no loans, leases or other continuing
-------------
transactions between Advantage and any present or former stockholder, director or officer of Advantage, or any member of such officer's, director's or stockholder's immediate family, or any business organization controlled by such officer, director or stockholder or his or her immediate family. Except as set forth in Schedule 2.30, no stockholder, director or officer of Advantage, or any
         -------------
of the respective spouses or immediate family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Advantage.

          2.31  Compliance with Insurance Laws.  Without limiting the
                ------------------------------
representations and warranties contained elsewhere in this Agreement, except as set forth in Schedule 2.31:
             -------------

               (a) Advantage has since January 1, 1991, made all reports required under applicable insurance statutes. Schedule 2.31 sets forth the
                                                    -------------
     licenses held by Advantage under all applicable insurance or other similar laws. Other than the licenses listed in Schedule 2.31, Advantage is not
                                              -------------
     required to hold any other license, permit or authorization under the insurance laws of any state other than the applicable state of incorporation to conduct its business as presently conducted. Advantage has all other necessary Permits of and from all insurance regulatory authorities to conduct its business as presently conducted.

               (b) Except as disclosed on Schedule 2.31, the dental plan
                                          -------------
     products offered and sold by Advantage have been and are offered and sold in compliance with the requirements of all relevant laws and regulations, in each case, and Advantage has not received any notification from any insurance regulatory authority to the effect that any additional Permit is needed to be obtained by it. Except as disclosed on Schedule 2.31,
                                                          -------------

     Advantage has not since January 1, 1992, ever, entered into or been subject to any judgment, consent decree, compliance order or administrative order other than any issued in the ordinary course of business with respect to any insurance or other similar law or, other than in the ordinary course of business, received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any insurance or other similar law or the enforcement of any such law.

               (c) Except as disclosed on Schedule 2.31, since January 1, 1992,
                                          -------------
     Advantage has not failed to comply with any applicable material statute, ordinance, order, rule or regulation, or failed to obtain any material Permit in the applicable state of incorporation, or, to the best knowledge of Advantage, in any jurisdiction other than the applicable state of incorporation in which Advantage is conducting or has prior to the date hereof conducted any activities including without limitation activities relating to the offer and sale of dental care products, plans or services, the recruitment of dentists or dental offices in connection with the offer and sale of such products, plans or services, the marketing of any such products plans or services to potential purchasers thereof or subscribers thereto, lobbying efforts or similar activities, or any joint venture with any other party relating to the foregoing, except in each case where the failure to comply or obtain any Permit (individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Change.

          2.32  Full Disclosure.  None of the representations and warranties
                ---------------
made by Advantage or the Shareholder, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

          2.33  Representations and Warranties True.  All representations and
                -----------------------------------
warranties of Advantage and the Shareholder set forth in this Agreement and in any written statements delivered to Buyer by Advantage or the Shareholder will also be true and correct as of the Closing Date as if made on that date (except to the extent such representations or warranties speak to a particular date).

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

          Buyer represents and warrants to Advantage and the Shareholder as follows:

          3.1  Organization.  Buyer is a corporation duly organized, validly
               ------------
existing and in good standing in the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in the State of California. Buyer has the requisite corporate power to own, use or lease its properties and to carry on its business as it is now being conducted. Buyer has made available to Advantage a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, and Buyer's Certificate of Incorporation and Bylaws as so delivered are in full force and effect. Buyer is not in default in any material respect in the performance, observation or fulfillment of any provision of its Certificate of Incorporation or Bylaws.

          3.2  Authority Relative to this Agreement.  Buyer has all requisite
               ------------------------------------
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Buyer have been duly and validly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary, as a matter of law or otherwise, to authorize this agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of Advantage and the Shareholder, this Agreement constitutes a valid and binding agreement of Buyer, enforceable against it in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.3  Consent and Approvals; No Violation.  The execution and
               -----------------------------------
delivery of this Agreement by Buyer, the consummation of the transactions contemplated hereby and the performance by Buyer of its obligations hereunder, will not:

               (a) conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer;

               (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the filing of the Governmental Filings (as defined in Section
                                                                      -------
     5.4) and (ii) where the failure to obtain such consents, approvals,
     ---
     authorizations or permits or the failure to make such filings or notifications would not have a material adverse effect on the financial condition, business, properties or results of operations of Buyer; or

               (c) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Buyer, in such a manner as to result in a material adverse effect on the financial condition, business, properties or results of operations of Buyer.

          3.4  Broker's Commissions or Finder's Fees.  The parties acknowledge
               -------------------------------------
that Buyer enlisted the services of Ed Reese ("Finder") to act for Buyer in connection with the transactions provided for in this Agreement. Buyer shall be solely responsible for the payment of all finder's fees or other similar fees or commissions due to Finder in connection with this Agreement.

          3.5  Investment Intent.  Buyer is acquiring the Shares for its own
               -----------------
account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

          3.6  Legal Proceedings.  There are no legal proceedings pending or,
               -----------------
to the best knowledge of Buyer, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE IV
                              CONDUCT OF BUSINESS
                         BY ADVANTAGE PRIOR TO CLOSING

          From the date of this Agreement and until the Closing Date or the earlier termination of this Agreement, Advantage and Shareholder agree (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) as follows:

          4.1  Ordinary Course.  Advantage shall carry on its business in the
               ---------------
usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees (other than employees terminated for cause) and preserve its relationships with customers, suppliers, lessors, lessees and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date. Advantage will not adopt any method of accounting that is inconsistent with generally accepted accounting principles.

          4.2  Dividends; Changes in Stock.  Advantage shall not (a) declare or
               ---------------------------
pay any dividends on or make other distributions in respect of any Shares, or
(b) split, combine or reclassify any Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Shares.

          4.3  Issuance or Repurchase of Securities.  Except as otherwise
               ------------------------------------
expressly contemplated by this Agreement, Advantage shall not issue, pledge, deliver, sell, or repurchase any shares of its capital stock of any class, or any options, warrants or other rights exercisable for or securities convertible into or exchangeable for, any such shares.

          4.4  Governing Documents.  Advantage shall not adopt any amendment to
               -------------------
its Articles of Incorporation (or charter documents) or Bylaws.

          4.5  No Solicitation.
               ---------------

               (a) Until the closing of the transaction contemplated hereby or until this Agreement is terminated, neither Advantage nor the Shareholder shall directly or indirectly, nor shall any such party authorize or permit any director, officer, employee, stockholder, investment banker, finder, attorney, accountant or other agent or representative to, solicit or encourage submission of any proposal or offer, or participate or cooperate in any discussions or negotiations, or enter into any letter of intent, agreement in principle or other agreement, oral or written, concerning any merger, sale of substantial assets, business combination, joint venture, sale or purchase of shares of capital stock or similar transaction involving Advantage (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal").

               (b) Advantage and the Shareholder shall promptly notify Buyer in writing if any such Acquisition Proposal is made, and shall in any such notice, set forth in reasonable detail the identity of the third party, the terms and conditions of any such Proposal and any other information requested of it by the third party or in connection therewith.

               (c) If (i) Section 4.5(a) of this Agreement is breached, and (ii) on or before November 15, 1997, either Advantage and/or the Shareholder consummate an Acquisition Proposal, then Advantage and its Shareholder shall pay Buyer a break-up fee in the aggregate amount of One Hundred Thousand Dollars ($100,000) and reimburse Buyer for any and all reasonable expenses incurred by it in connection with the transactions contemplated hereby. Advantage and the Shareholder shall be jointly and severally liable for the payment of any such fee.

          4.6  No Acquisitions.  Advantage shall not acquire or agree to acquire
               ---------------
by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any capital or other assets which are material, individually or in the aggregate, to Advantage.

          4.7  No Dispositions.  Except for the sale of inventory in the
               ---------------
ordinary course of business and other than pursuant to the requirements of existing Contracts, Advantage shall not sell, lease or otherwise dispose of any assets which are material, individually or in the aggregate, to Advantage.

          4.8  Indebtedness.
               ------------

               (a) Advantage shall not incur, become subject to, or agree to incur or become subject to, any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with prior practice, and provided specifically that Advantage shall not enter into any material lease or extension of any material lease with respect to any real or personal property or issue or sell, or guaranty the repayment of; any debt securities.

               (b) Advantage shall not pay or be liable for prepayment or other penalties in connection with the early retirement of any of Advantage's indebtedness for borrowed money.

           4.9  Employees.  Except as expressly contemplated by this Agreement,
                ---------
Advantage shall not make any change in the compensation payable, or to become payable, to any of its officers, directors, employees, agents or consultants, enter into or amend any employment, severance, termination or other agreement; make any loans to any of its officers, directors, employees agents or consultants; or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on consummation of the transactions contemplated by this Agreement or otherwise.

          4.10  Benefit Plans.  Advantage shall not (a) pay, agree to pay or
                -------------
make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director or employee except in the ordinary course of business and consistent with past practice or as permitted by this Agreement;
(b) pay or agree to pay or make any accrual or arrangement for payment to any employees of Advantage of any amount relating to unused vacation days; (c) commit itself to adopt or pay, grant, issue or accrue salary or benefits pursuant to any additional pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or (d) amend in any material respect any such existing plan, agreement or arrangement.

          4.11  Additional Matters.  Advantage shall not:
                ------------------

               (a) enter into, amend or terminate any agreements, commitments or contracts which, individually or in the aggregate, are material to the financial condition or results of operations of Advantage;

               (b) discharge or satisfy any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities in the ordinary course of business;

               (c) cancel or agree to cancel any material debts or claims, except in each case in the ordinary course of business;

               (d) waive any rights of substantial value;

               (e) otherwise make any material change in the conduct of the business or operations of Advantage;

               (f) settle any tax assessment, litigation or other claims, relinquish any material contract right or make any equity investments in third parties; or

               (g) agree in writing or otherwise to take any of the foregoing actions or any action which would constitute a Material Adverse Change or make any of the representations and warranties of Advantage set forth in this Agreement untrue or incorrect in any material respect.

                                   ARTICLE V
                             ADDITIONAL COVENANTS

          5.1  Non-Competition Agreement.
               -------------------------

               (a)  Non-Competition Agreement.  Simultaneously with the Closing,
                    -------------------------
     Buyer and the Shareholder shall enter into the Non-Competition Agreement in the form attached hereto as Exhibit B.

               (b)  Default.  In the event of a default by Buyer for nonpayment
                    -------
     under the Non-Competition Agreement, uncured for a period of twenty (20) days after notice is given in accordance with the provisions of Section
     10.2 hereof, such Non-Competition Agreement shall automatically terminate and be of no further force or effect and all remaining Noncompete Payments thereunder shall automatically accelerate and be due and payable in full without any further notice of any kind whatsoever (unless the nonpayment occurs due to a violation by the Shareholder under the following sentences). In the event of a material violation by the Shareholder of the provisions of such Non-Competition Agreement during the Payout Period, any amounts due the Shareholder under the Non-Competition Agreement would be forfeited by such Shareholder. In the event of a material violation of such Non-Competition Agreement after the Payout Period but prior to the end of the five-year non-compete period, the Shareholder would pay Buyer Five Hundred Thousand Dollars ($500,000) in the aggregate as liquidated damages. Buyer shall first give Shareholder notice of breach in accordance with the provisions of Section 10.2 hereof with the opportunity to cure within twenty (20) days of such notice.

          5.2  Consents and Approvals.
               ----------------------

               (a) Department of Insurance Approval.  Not later than fifteen
                   --------------------------------
     (15) business days after the date hereof, Buyer shall file its completed application for transfer of control of Advantage with the applicable Departments of Insurance, together with all documents and information of or concerning itself or any of its affiliates as may be required to be filed in connection therewith under such form or applicable statutes and regulations, and shall thereafter promptly provide such additional information such Department shall request from time to time, and otherwise shall prosecute such application diligently and use commercially reasonable efforts to obtain such approval as promptly as reasonably practicable. Advantage and the Shareholder will use commercially reasonable efforts to cause all conditions to the obligations of Buyer set forth in this Section 5.2(a) to be satisfied.

               (b) Other Consents and Approvals.  Advantage and the Shareholder
                   ----------------------------
     will obtain or cause to be obtained prior to the Closing Date the consents and approvals described in Schedule 5.2(b)(i) attached hereto and will
                                ------------------
     furnish to Buyer executed copies of those consents. The Buyer will obtain or cause to be obtained prior to the Closing Date the consents and approvals described in Schedule 5.2(b)(ii) attached hereto and will furnish
                            -------------------
     to the Shareholder executed copies of those consents. The parties will cooperate in all respects with each other with a view toward obtaining timely satisfaction of conditions to the Closing contained in this Section and in this Agreement, it being understood that all fees and expenses associated with obtaining required consents and approvals shall be paid in accordance with Section 5.7 hereof.

               (c) Information.  The parties shall, unless prohibited by law,
                   -----------
     (i) furnish to other party copies of all filings and such necessary information as may be requested by either in connection with any party's preparation of any required filings or submissions to any governmental agency, and (ii) will keep the other party informed of the status of any inquiries made with respect to this transaction by any federal, state or local governmental agency or authority with respect to this Agreement or the transaction contemplated hereby. The parties shall furnish to the other, if applicable, a list of any materials that it is prohibited by law from providing to the other, together with a reference to the source of the prohibition and, if permitted, a brief summary of the content of such materials and the parties thereto.

          5.3  Confidential Information.
               ------------------------

               (a)  Nondisclosure by Shareholder after Closing.  The Shareholder
                    ------------------------------------------
     recognizes and acknowledges that he has in the past, currently has, and in the future may possibly have, access to certain confidential information of Advantage, such as customer lists, specific information relating to the special needs of particular customers (including knowledge of what products they are using and are likely to use in the future), sales and financial records and related data (including pricing information), information and specifications relating to products proposed by Advantage, knowledge of Advantage's sales and marketing techniques, and information regarding vendors and suppliers of Advantage. The Shareholder agrees that from and after the Closing Date it will not use such confidential information or disclose such confidential information to any person or entity for any purpose or reason whatsoever, except to authorized representatives of Buyer, unless such information becomes known to the public generally through no fault of Advantage or the Shareholder, or unless the Shareholder is required by law to disclose such information. If the Shareholder is requested to provide such information pursuant to requirements of applicable law, he shall notify Buyer as promptly as possible and shall allow Buyer the opportunity to oppose such request. In the event of a breach or threatened breach by Advantage or the Shareholder of the provisions of this Section, Buyer shall be entitled to an injunction restraining Advantage or the Shareholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Buyer from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

               (b)  Remedies.  The Shareholder acknowledges and agrees that,
                    --------
     because the legal remedies of Buyer may be inadequate in the event of a breach of any of the covenants set forth in this Section, Buyer may, in its discretion and in addition to obtaining any other remedy or relief available to it (including, without limitation, damages at law), enforce the provisions of this Section by injunction and any and all other equitable relief.

               (c)  Non-Disclosure Pre-Closing.  Each party agrees that, unless
                    --------------------------
     and until the Closing has been consummated, all Confidential Information (as defined below) shall be kept confidential by such party as required by this subsection (c); provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives of such party, including the Shareholder's spouse (collectively, for purposes of this Section, "Representatives") as need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such party's Representatives shall be informed by such party of the confidential nature of such information and shall be required to treat such information confidentially), (ii) any disclosure of Confidential Information may be made to the extent to which the non-disclosing party consents in writing,
     (iii) Confidential Information may be disclosed by a party or its Representative, to the extent that, in the opinion of counsel, such party or its Representative is legally compelled to do so, provided that, prior to making such disclosure and if there is time to do so, the disclosing party advises and consults with the non-disclosing party regarding such disclosure and provided further that the disclosing party discloses only that portion of the Confidential Information as is legally required, and
     (iv) any of such Confidential Information may be disclosed to any banks or financial institutions or other prospective investors who agree in writing to comply with the provisions of this Section. Each party agrees that none of the Confidential Information will be used for any purpose other than in connection with the transactions contemplated hereby. The term "Confidential Information", as used herein, means all information obtained by or on behalf of Buyer from the Shareholder or Advantage pursuant to this Section and all similar information obtained from Advantage or the Shareholder by or on behalf of Buyer in connection with the transactions contemplated hereby, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by the disclosing party, (ii) was or becomes available to a party on a nonconfidential basis prior to disclosure to the party by the other party hereto or its respective representatives, or (iii) was or becomes available to a party from a source other than the other party and its respective representatives, provided that such source is not known by the party to be bound by a confidentiality agreement with respect to such information. The agreement contained in this Section 5.3(c) shall terminate upon the Closing.


               (d)  Return of Information.  If this Agreement is terminated,
                    ---------------------
     Buyer shall promptly return or destroy, and shall use its reasonable best efforts to cause all Buyer Representatives to promptly return or destroy, all Confidential Information to Advantage without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, or other documents prepared by Buyer or Buyer Representatives shall be destroyed.

          5.4  Governmental Filings.  Each of Buyer, Advantage and the
               --------------------
Shareholder agrees to make as promptly as practicable all filings necessary under any applicable federal, state, local and foreign laws and to obtain any required regulatory approvals, clearances or expirations of waiting periods in connection with the transactions contemplated by this Agreement (all such filings required to be made as provided herein are referred to herein collectively as the "Governmental Filings"). Each party shall use its best efforts, and cause its counsel to use their best efforts, to cooperate with the other parties in preparing their respective Governmental Filings and in obtaining all required regulatory approvals, clearances and expirations of waiting periods.

          5.5  Legal Conditions.  Each of Buyer, Advantage and the Shareholder
               ----------------
will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to such other party or parties in connection with any such requirements as may be imposed upon such other party or parties in connection with the consummation of the transactions contemplated by this Agreement.

          5.6  Certain Defaults.  Advantage and/or Shareholder will give
               ----------------
prompt notice to Buyer of (a) any notice of default received by it subsequent to the date of this Agreement and prior to the Closing Date under any material instrument or material agreement to which it is a party or by which it is bound, which default would, if not remedied, result in a Material Adverse Change or which would render materially incomplete or untrue any representation made herein, and (b) any suit, action or proceeding instituted or, to the knowledge of it, threatened against or affecting it subsequent to the date of this Agreement and prior to the Closing Date which, if adversely determined, would result in a Material Adverse Change or which would render materially incorrect any representation made herein.

          5.7  Expenses.  Except as provided in Section 10.10 and Section 4.5
               --------
hereof or as otherwise contemplated herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Notwithstanding the foregoing, if Buyer does not complete this transaction after the conducting of a mid-year audit, then Buyer would reimburse Advantage for the reasonable costs of any mid-year audit(s).

          5.8  Access to Information and Diligence Review.  Between the date
               ------------------------------------------
of this Agreement and the Closing Date, Advantage shall (i) give Buyer and its authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all contracts, internal reports, data processing files and records, federal, state, local and foreign tax returns and records, commitments, books, records and affairs of Advantage, whether located on the premises of the office facilities for Advantage or at another location, including, without limitation, the relationship of Advantage to its related employee leasing company; (ii) permit Buyer to make such inspections as it may require, (iii) cause its officers to furnish to Buyer such financial, operating, technical and product data and other information with respect to the business and properties of Advantage as Buyer from time to time may request, including without limitation financial statements and schedules, and (iv) assist and cooperate with Buyer in the development of integration plans for implementation by Buyer following the Closing Date; provided, however, that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Advantage or the Shareholder herein and provided further that Advantage shall have the right to have a representative present at all times.

          5.9  Additional Actions.  Subject to the terms and conditions of
               ------------------
this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable. Advantage and the Shareholder shall give prompt notice to Buyer of any material breach of any of their respective covenants hereunder or the occurrence of any event that is reasonably likely to cause any of their respective representations and warranties hereunder to become incomplete or untrue in any material respect.

          5.10  Tax Matters.
                -----------

               (a) Preparation of Tax Returns Due Prior to Closing and Payment
                   -----------------------------------------------------------
     of Taxes.  Shareholder and Advantage shall take all actions required to
     --------
     maintain, and shall refrain from taking any actions that would terminate, Advantage's qualification as an S corporation for federal tax purposes for the period through and including the day immediately preceding the Closing Date. Shareholder shall cause Advantage to, and Advantage shall, prepare and timely file all Tax Returns and amendments thereto having a due date (not including extensions) on or before the Closing Date, and all such Tax Returns shall be true, complete and accurate. Any Tax Return having a due date which has been extended to a date following the Closing Date shall be subject to the foregoing covenant. All Taxes shown to be payable by Advantage on such Tax Returns shall be paid in full by Advantage and/or Shareholder prior to the Closing Date and no additional Taxes shall be payable by Advantage with respect to items or periods covered by such Tax Returns (whether or not shown or reported on such Tax Returns).

               (b) Preparation of 1996 Tax Returns Due Following Closing and
                   ---------------------------------------------------------
     Payment of Taxes.  Prior to the due date applicable thereto, Shareholder
     ----------------
     shall cause to be prepared and shall submit to Buyer all Tax Returns required to be filed by Advantage with respect to the 1996 calendar year and having a due date (not including extensions) following the Closing Date (the "1996 Tax Returns"). Such 1996 Tax Returns shall be true, accurate and complete and shall be submitted by Shareholder to Buyer in sufficient time to allow Buyer to cause Advantage to timely file such 1996 Tax Returns. Buyer shall cause Advantage to file such 1996 Tax Returns as prepared by Shareholder. If Shareholder shall fail to timely submit to Buyer any such 1996 Tax Returns, Buyer shall cause such 1996 Tax Returns to be prepared and timely filed, and any expense incurred by Buyer in preparing and filing such 1996 Tax Returns shall be paid by Shareholder. Shareholder shall pay and discharge on a timely basis all Taxes payable by Advantage as shown or reported on such 1996 Tax Returns, and no Taxes shall be payable by Buyer or

     Advantage with respect to items or periods covered by such 1996 Tax Returns (whether or not shown or reported on such 1996 Tax Returns as filed). Any refunds of such 1996 Taxes paid or discharged by Shareholder, whether pursuant to an amended return or any Tax Proceeding, shall be paid to or for the benefit of Shareholder. Any additional 1996 Taxes (including interest, penalties and other additions to tax) in excess of the Taxes reflected on the 1996 Tax Returns which at any time are assessed or imposed upon or against or otherwise become payable by Advantage, whether pursuant to an amended return or any Tax Proceeding or otherwise, shall be paid by Shareholder promptly upon demand therefor by Buyer.

               (c) Preparation of 1997 Tax Returns Due Following Closing and
                   ---------------------------------------------------------
     Payment of Taxes.
     ----------------

                   (i) Short Period S Corporation Return.  The parties
                       ---------------------------------
     acknowledge and agree that Advantage shall be required to file a short period return as an S corporation for the period commencing January 1, 1997, and ending as of the Closing Date. As used herein the term "Short Period Return" shall refer collectively to such short period S corporation return and any other short period return (covering Taxes other than the federal Taxes covered by the S corporation short period return) which Advantage is eligible (at its election) or required to file with any taxing authority with respect to the period commencing on January 1, 1997, and ending on the Closing Date, and any final return Advantage is required to file as a result of the parties making an election under Code Section 338(h)(10) in accordance with the provisions of Section 5.10(i) hereof. Prior to the due date (including extensions) for each such Short Period Return, Shareholder shall cause to be prepared and shall submit to Buyer such Short Period Return. Each such Short Period Return (A) shall be true, accurate and complete, (B) shall be prepared based on a closing of Advantage's books as of the Closing Date based on Advantage's normal tax accounting methods, and (C) shall be submitted by Shareholder to Buyer in sufficient time to allow Buyer to cause Advantage to timely file such Short Period Return. Buyer shall cause Advantage to file each such Short Period Return as prepared by Shareholder. If Shareholder shall fail to timely submit to Buyer any such Short Period Return, Buyer shall cause such Short Period Return to be prepared and timely filed, and any expense incurred by Buyer in preparing and filing such Short Period Return shall be paid by Shareholder. Shareholder shall pay and discharge on a timely basis all Taxes payable by Advantage as shown or reported on such Short Period Returns, and no Taxes with respect to items or periods covered by such Short Period Returns ("Short Period Taxes") shall be payable by Buyer or Advantage (whether or not shown or reported on such Short Period Returns as filed). Any refunds of such Short Period Taxes paid or discharged by Shareholder, whether pursuant to an amended return or any Tax Proceeding, shall be paid to or for the benefit of Shareholder. Any additional Short Period Taxes (including interest, penalties and other additions to tax) in excess of the Taxes reflected on the Short Period Returns which at any time are assessed or imposed upon or against or otherwise become payable by Advantage, whether pursuant to an amended return or any Tax Proceeding or otherwise, shall be paid by Shareholder promptly upon demand therefor by Buyer.

                   (ii) Full Year Returns.  The parties acknowledge and agree
                        -----------------
     that Advantage may be required, with respect to state franchise or income Taxes or other applicable Taxes for the 1997 year, to file a full year return (herein a "Full Year Return") reporting and accounting for such Taxes on an aggregate basis covering both the 1997 period ending on the Closing Date (the "Pre-Closing Period") and the 1997 period following the Closing Date (the "Post-Closing Period"). Prior to the due date (including extensions) for any such Full Year Return, Buyer shall cause Advantage to prepare and timely file such Full Year Return. At any time following the Closing Date and prior to the filing of such Full Year Return, Buyer shall notify Shareholder of Shareholder's liability for Taxes reportable on such Full Year Return (herein "FY Taxes") attributable to the Pre-Closing Period, with such Pre-Closing Period FY Tax liability to be determined as if the Pre-Closing Period constituted a short period as to which a short period return were to be filed based on a closing of Advantage's books as of the Closing Date in a manner comparable to that described in Section 5.10(c)(i). Promptly upon receipt of such notice from Buyer, Shareholder shall pay to Buyer the full amount of such FY Tax liability attributable to the Pre-Closing Period. Any refunds of such FY Taxes attributable to the Pre-Closing Period, whether pursuant to an amended return or any Tax Proceeding, shall be paid to or for the benefit of Shareholder. Any additional FY Taxes (including interest, penalties and other additions to tax) attributable to the Pre-Closing Period which at any time are assessed or imposed upon or against or otherwise become payable by Advantage, whether pursuant to an amended return or any Tax Proceeding or otherwise, shall be paid by Shareholder promptly upon demand therefor by Buyer.

                   (iii)  Partnerships.  For purposes of the Section 5.10, if as
                          ------------
     of the Closing Date Advantage is a partner in any partnership which has a tax year that does not end as of the Closing Date, any Tax liability attributable to such partnership's activities shall be allocated among the Pre-Closing Period and the Post-Closing Period on a fair and reasonable basis consistent with the allocation principles underlying this Section 5.10.

               (d) Transfer Taxes.  As used herein the term "Transfer Taxes"
                   --------------
     shall mean any Taxes imposed on or with respect to the sale of stock as contemplated by this Agreement. Shareholder shall pay all such Transfer Taxes.

               (e) Cooperation and Records Retention.  Shareholder and Buyer
                   ---------------------------------
     shall (i) each provide the other, and Buyer shall cause Advantage to provide Shareholder, with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return or the conduct of any Tax Proceeding, (ii) each retain and provide the other, and Buyer shall cause Advantage to retain and provide Shareholder, with any records or other information that may be relevant to any such Tax Return or Tax Proceeding, and (iii) each provide the other with any final determination of any such Tax Proceeding that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Buyer shall retain, and shall cause Advantage to retain, and Shareholder shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or
                                                ---------
     information that may be
     relevant to such returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

               (f) Tax Elections.  No new elections with respect to Taxes or any
                   -------------
     changes in current elections with respect to Taxes affecting Advantage shall be made after the date of this Agreement without prior written consent of Buyer.

               (g) Clearance Certificates.  As a condition precedent to the
                   ----------------------
     consummation of the transactions contemplated by this Agreement, Shareholder shall provide Buyer with any clearance certificate(s) or similar document(s) that may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price.

               (h) Nonforeign Affidavit.  Shareholder shall furnish Buyer an
                   --------------------
     affidavit stating, under penalty of perjury, that the number specified therein is the transferor's United States taxpayer identification number and that the transferor is not a foreign person within the meaning of
     Section 1445(b)(2) of the Code.

               (i) Election Under Section 338(h)(10).  If Buyer, at its sole
                   ---------------------------------
     discretion, shall notify Shareholder that Buyer desires to make an election under Section 338(g) of the Code (and/or any comparable election under applicable state tax law) with respect to Advantage, Shareholder shall join with Buyer in making an election under Section 338(h)(10) of the Code (and/or any comparable election under applicable state tax law) with respect to the acquisition of Advantage by Buyer. Shareholder shall cooperate fully with Buyer in the making of such election, including but not limited to executing and delivering such written consents and providing such documents and information as may be requested by Buyer for purposes of making an effective election under Code Section 338(h)(10). In particular, and not by way of limitation, at such time as Buyer shall determine Shareholder shall join with Buyer in completing, executing and timely filing all necessary copies of Internal Revenue Service Form 8023-A and all attachments required to be filed therewith pursuant to applicable Treasury relations and the instructions to such Form.

               (j) Survival.  Notwithstanding any other provision of this
                   --------
     Agreement, the covenants set forth in this Section shall survive until the expiration of the respective statutes of limitations applicable to the periods to which the Taxes relate.

          5.11  Consulting Agreement.  The Shareholder shall have executed and
                --------------------
delivered a five-year consulting agreement (the "Consulting Agreement"), in the form attached hereto as Exhibit C, for the Shareholder to participate as a
                        ---------
member of the management team of Advantage, act as a spokesperson for Buyer within the dental managed care industry and to act as a finder for Buyer for acquisition opportunities in the dental managed care industry. Buyer shall pay the Shareholder one hundred thousand dollars ($100,000) a year for such activities. In addition, if the Shareholder refers a potential acquisition target to Buyer and such target is acquired by Buyer based on such referral, Buyer shall pay the Shareholder one hundred thousand dollars ($100,000) upon the closing of such acquisition.

          5.12  Further Conveyances, Assurances and Cooperation.  After the
                -----------------------------------------------
Closing, the Shareholder will, without further consideration of any nature from Buyer, other than reimbursement of expenses reasonably incurred at the request of Buyer, execute and deliver, or cause to be executed and delivered, to Buyer, such additional documentation and instruments as Buyer may reasonably request, to (i) sell, transfer and assign to and fully vest in Buyer ownership of the Shares (ii) allow Buyer to operate the business of Advantage, (iii) obtain any consent or approval which was not obtained on or prior to the Closing, (iv) comply with any Tax investigation, audit or inquiry, (v) allow Buyer to use the name of "Advantage" and the name "Advantage Dental HealthPlans" for business in all states of the United States, whether through a consent to use such names or otherwise, or (vi) otherwise provide information, books, records, evidence, testimony and other reasonable assistance to Buyer in connection with its ownership of the business of Advantage.


                                   ARTICLE VI
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE PARTIES

          6.1  Conditions to the Obligations of Buyer, Advantage and the
               ---------------------------------------------------------
Shareholder.  The respective obligations of Buyer, Advantage and the
-----------
Shareholder set forth in this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by each such party:

               (a)  Governmental Approvals.  All material authorizations,
                    ----------------------
     consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any federal, state, local or foreign governmental or regulatory authority (including, without limitation, the applicable Department of Insurance) necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, including any and all necessary permits, licenses and certificates.

               (b)  Legal Action.  No temporary restraining order, preliminary
                    ------------
     injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal, state or foreign court or other governmental or regulatory authority and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking substantial damages against Buyer or Advantage if the transactions contemplated by this Agreement are consummated, shall be pending which, in the good faith judgment of the Boards of Directors of Buyer or Advantage (acting upon advice of their respective counsel) has a reasonable probability of resulting in such order, injunction or substantial damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

               (c)  Statutes.  No federal, state, local or foreign statute,
                    --------
     rule or regulation shall have been enacted which would make the consummation of the transactions contemplated by this Agreement illegal.

               (d)  Financing.  Buyer shall have obtained financing in a form
                    ---------
     and amount reasonably satisfactory to enable Buyer to fulfill its obligations under this Agreement.

               (e)  Board and Shareholder Approval.  The Board of Directors and
                    ------------------------------
     the Shareholder of Advantage shall have approved the form of the definitive purchase agreement and all related agreements and documents and the Shareholder shall provide Buyer with a copy of such resolutions at the Closing.

          6.2  Further Conditions to the Obligations of Buyer.  The obligations
               ----------------------------------------------
of Buyer set forth in this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by Buyer:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
     warranties of Advantage and the Shareholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations or warranties speak to a particular date), and Buyer shall have received a certificate signed by the Shareholder and authorized officers of Advantage to such effect.

               (b)  Performance of Obligations of Other Parties.  Advantage and
                    -------------------------------------------
     the Shareholder shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date and Buyer shall have received a certificate signed by the Shareholder and authorized officers of Advantage to such effect.

               (c)  No Litigation.  Since the date hereof, there shall not have
                    -------------
     been instituted and be continuing or threatened against Advantage any claim, action or proceeding the result of which could reasonably be expected to result in a Material Adverse Change in the financial condition, operations or prospects.

               (d)  No Adverse Change.  No Material Adverse Change shall have
                    -----------------
     occurred in the business, operations or prospects of Advantage. "Material Adverse Change" shall include, without limitation, (i) the loss of any of the 10 leading revenue clients of Advantage (including the failure of any such client to consent to the change of control contemplated by these transactions); (ii) a decrease in revenues exceeding 10% as determined by comparing the average revenues for the two months ended August 30, 1996 and September 30, 1996 against the average for the two months ended prior to the Closing Date; (iii) a decrease in provider payments exceeding 10% as determined by comparing the average revenues for the two months ended August 30, 1996 and September 30, 1996 against the average for the two months ended prior to the Closing Date; (iv) a drop in total membership to less than 50,000 members as of the Closing Date;

     or (v) any adverse change in legislation or regulations applicable to the business of Advantage, if such change could reasonably be foreseen to have a material adverse effect on the financial condition, operations or prospects of Advantage.

               (e)  Spousal Consent.  A spousal consent to the transactions
                    ---------------
     contemplated by this Agreement, substantially in the form of Exhibit A
                                                                  ---------
     hereto, shall have been executed and delivered by the spouse of the Shareholder, if applicable.

               (f)  Third-Party Approvals.  Any and all consents required from
                    ---------------------
     third parties relating to contracts, licenses, leases and other agreements and instruments material to the financial condition or results of operations of Advantage shall have been obtained by Advantage and provided to Buyer.

               (g)  Resignations.  Advantage shall have delivered to Buyer all
                    ------------
     resignations of the officers and directors of Advantage and committee members serving under the Board as requested by Buyer, effective as of the Closing Date.

               (h)  Shareholder Agreements.  The Shareholder shall have executed
                    ----------------------
     and delivered to Buyer the Non-Competition Agreement and the Consulting Agreement.

               (i)  Financial Statements Audit.  At Advantage's expense,
                    --------------------------
     Advantage shall cause its certified independent accountants (the "Advantage's Accountant") to conduct and complete an independent audit of the Financial Statements (the "Audit") pursuant to generally accepted accounting principles. Advantage shall have delivered to Buyer an unqualified opinion of Advantage's Accountant, in a form and substance reasonably satisfactory to Buyer, certifying the Audit.

               (j)  Financial Results.  The results of operations (net income)
                    -----------------
     of Advantage determined in accordance with generally accepted accounting principles for the period January 1, 1996 through the Closing shall be no worse than break even. The Shareholder shall have delivered to Buyer audited balance sheets of Advantage as of December 31, 1996 and quarterly thereafter until the Closing, and related statements of income and cash flow for the periods then ended, complied in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, and, if requested by Safeguard, independently audited by Safeguard's accountants. Such interim audited financial statements shall be prepared in accordance with GAAP consistent with the Financial Statements, and shall present fairly the financial position of Advantage as of the end of such period and the results of operations and cash flows for such period in conformity with GAAP, except that such interim financial statements may not contain all footnotes or other textual disclosure required by GAAP and are subject to normal recurring year-end audit adjustments.

               (k)  Employees.  Each Advantage entity shall retain the
                    ---------
     employment of each such entity's respective employees at the Closing.

               (l)  Opinion of Counsel.  Buyer shall have received an opinion
                    ------------------
     dated the Closing Date of counsel to Advantage, in form and substance acceptable to Buyer.

               (m)  Agreement Termination.  The Shareholder shall cause any
                    ---------------------
     related party agreements, except the lease between Advantage and Donoho Gruppe Companies for office space, by and among Advantage and the Shareholder or his affiliates or family to be terminated and to be of no further force and effect on or prior to the Closing Date with no further obligation of Advantage to make payments thereunder.

               (n)  Retention of Revenues.  The Shareholder shall cause all
                    ---------------------
     premiums received in the month prior to the Closing to be retained in Advantage against payment of the related capitation and commissions due for such contracts, less the calculated net profits on such contracts which shall be paid to Shareholder in accordance with the provisions of Section 1.3(c) hereof.

               (o)  Employment Arrangements.  Other than payment to employees in
                    -----------------------
     the ordinary course of business, there will be no obligation on the part of Advantage for any amounts due for salary or accrued vacation to any terminating employees of Advantage or for salary or accrued vacation to Mr. Donoho after the Closing Date.

               (p)  Payment and Release of Liens.  All amounts owing under any
                    ----------------------------
     bank loans, lines of credit or other indebtedness (other than the line of credit extended through Shareholder to ADH Marketing Inc. or internal loans from Advantage Dental HealthPlans to the Shareholder, Business Healthcare Coalition and/or Donoho Gruppe Companies existing on the Closing Date, such amounts not to exceed $365,000 in the aggregate) shall be paid off in full as of the Closing Date and the Shareholder shall provide Buyer either evidence that such liens have been terminated or shall deliver to Buyer a termination statement signed by any such banks on the Closing Date terminating the lien on the property of Advantage.

               (q)  Due Diligence Review.  Safeguard shall have completed a
                    --------------------
     thorough due diligence investigation of Advantage, its businesses and facilities, financial condition and prospects, and any other matters it deems necessary and shall have performed, without limitation, all necessary audits and reviews, with the results of such due diligence investigation being satisfactory to Safeguard in its sole discretion. Buyer shall not assert any claims nor take any action against Shareholder for any issues disclosed in the various Schedules attached hereto.

          6.3  Further Conditions to the Obligations of Advantage and the
               ----------------------------------------------------------
Shareholder. The obligations of Advantage and the Shareholder set forth in this
-----------
Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by Advantage and the Shareholder:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
     warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations or warranties speak to a particular date), and Advantage and the Shareholder shall have received a certificate signed by authorized officers of Buyer to such effect.

               (b)  Performance of Obligations of Other Parties.  Buyer shall
                    -------------------------------------------
     have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Advantage and the Shareholder shall have received a certificate signed by authorized officers of Buyer to such effect.

               (c)  Third-Party Approvals.  Any and all consents required by
                    ---------------------
     Buyer from third parties in order to consummate the transactions contemplated hereby shall have been obtained.


                                  ARTICLE VII
                       TERMINATION, EXTENSION AND WAIVER

          7.1  Termination   This Agreement may be terminated at any time prior
               -----------
to the Closing Date as follows:

               (a)  By Mutual Consent   By mutual written consent of Advantage
                    -----------------
     and Buyer.

               (b)  By Any Party   By any party to this Agreement if:
                    ------------

                    (i) the transactions contemplated by this Agreement shall not have been consummated on or before March 31, 1997; provided that the failure of the transactions to be consummated by such date is not caused by any breach of this Agreement by the party seeking such termination;

                    (ii) a court of competent jurisdiction or other governmental or regulatory authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and not appealable;

                    (iii) any statute, rule or regulation is enacted, promulgated or deemed applicable to the transactions contemplated by this Agreement by any competent governmental or regulatory authority which makes the consummation of the transactions illegal; or

                    (iv) any applicable Department of Insurance disapproves in writing the application for transfer of control of Advantage and the Department has not withdrawn such disapproval within 20 days after the date on which Advantage and/or Buyer receive notice of such written disapproval.

               (c)  By Buyer.  By Buyer if a material default under or a
                    --------
     material breach of this Agreement by Advantage or the Shareholder, as the case may be, shall have occurred and be continuing ten (10) business days after receipt of written notice thereof from Buyer.

               (d)  By Advantage.  By Advantage if a material default under or a
                    ------------
     material breach of this Agreement by Buyer shall have occurred and be continuing ten (10) business days after receipt of written notice thereof from Advantage.

          Any action taken to terminate this Agreement pursuant to this Section shall become effective when notice of such termination is delivered by the terminating party to the other party in accordance with the provisions of
Section 10.2 below.
------------

          7.2  Effect of Termination.  In the event of the termination of this
               ---------------------
Agreement pursuant to Section 7.1 by the Shareholder or Advantage, on the one hand, or Buyer, on the other, written notice thereof shall be given promptly to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and shall have no effect, except that the agreements contained in this Section and in Sections 3.4 (Broker's Commissions or Finder's Fees), 5.3 (Confidentiality), 5.7 (Expenses),
Article IX (Arbitration), or 10.10 (Attorney's Fees), shall survive the termination hereof for a period of one year, unless a specific claim in writing with respect to these matters shall have been made before such date. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

          7.3  Extension; Waiver.  At any time prior to the Closing Date, to
               -----------------
the extent legally allowed, any party hereto (a) may extend the time for the performance of any of the obligations owed to such party by the other parties hereto, (b) may waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and/or (c) may waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party and shall be effective only to the extent set forth in such instrument. No extension or waiver of any single condition, covenant, agreement, representation, warranty, breach, default or other matter hereunder shall be deemed an extension or waiver of such or any other condition, covenant, agreement, representation, warranty, breach, default or other matter theretofore or thereafter occurring. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect.

                                 ARTICLE VIII
                                INDEMNIFICATION

          8.1  Indemnification.
               ----------------

               (a)  Indemnification by Shareholder.  Shareholder shall
                    ------------------------------
     indemnify and hold harmless Buyer and its affiliates from and against any and all Losses (as defined in Section 8.1(c)) incurred by any of such
                                   --------------
     indemnified parties in any way relating to, arising out of or resulting from:

                    (i) The breach of any of the material representations or warranties made by Advantage or Shareholder in this Agreement;

                    (ii) The breach or the failure of performance by Advantage or Shareholder of any of the material covenants, promises or agreements that any of them is to perform under this Agreement;

                    (iii) Taxes (including interest, penalties and other additions to tax that may become payable in respect thereof) which are (i) Transfer Taxes (as defined in Section 5.10(d)) that Buyer or Advantage pays (in whole or in part) or which result in liens or encumbrances on any assets of Buyer or Advantage, and/or (ii) assessed or imposed on or otherwise become payable by Advantage or Buyer in respect of Advantage's income, business, property or operations in any period ending prior to or on the Closing Date, including but not limited to any Taxes for which Shareholder is liable in accordance with the provisions of Section 5.10;

                    (iv) The death of or injury to any person or damage to property that occurred prior to the Closing and arose out of or in connection with the business or operations of Advantage prior to the Closing;

                    (v) Except as disclosed on Schedule 8.1, all employment-
                                               ------------
     related claims, except unemployment claims, and causes of action, and all other claims and causes of action, that have arisen or arise out of or in connection with the business or operations of Advantage conducted prior to the Closing; and

                    (vi) The existence prior to the Closing Date of any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law ("Hazardous Materials") upon, about or beneath any property of Advantage or migrating or threatening to migrate from any of such properties, or the existence of a violation of any Environmental Law pertaining to such properties or the operations of Advantage (including, but not limited to, violations of laws dealing with the generation, transport, treatment, storage or disposal of hazardous or other regulated material), regardless of whether the existence of such Hazardous Materials or the violation of Environmental Law arose prior to the present ownership or operation of such properties by Advantage or was disclosed to Buyer by Advantage, Shareholder or otherwise.

               (b)  Indemnification by Buyer.  Buyer shall indemnify and hold
                    ------------------------
     harmless Shareholder and their affiliates from and against any and all Losses (as defined in Section 8.1(c)) incurred by such indemnified parties
                           --------------
     in any way relating to, arising out of or resulting from:

                    (i) The breach of any of the material representations or warranties made by Buyer in this Agreement;

                    (ii) The breach or the failure of performance by Buyer of any of the material covenants, promises or agreements that it is to perform under this Agreement;

                    (iii) Taxes (including interest, penalties and other additions to tax that may become payable in respect thereof) which are assessed or imposed on or otherwise become payable by Shareholder in respect of Advantage's income, business, property or operations in any period following the Closing Date, including but not limited to any Taxes for which Buyer is liable in accordance with the provisions of Section 5.10(c)(ii);

                    (iv) The death of or injury to any person or damage to property that occurred after the Closing and arose out of or in connection with the business or operations of Advantage after the Closing;

                    (v) All employment-related claims and causes of action, and all other claims and causes of action, that have arisen or arise out of or in connection with the business or operations of Advantage conducted after the Closing; and

                    (vi) The existence after the Closing Date of any Hazardous Materials upon, about or beneath any property of Advantage or migrating or threatening to migrate from any of such properties, or the existence of a violation of any Environmental Law pertaining to such properties or the operations of Advantage (including, but not limited to, violations of laws dealing with the generation, transport, treatment, storage or disposal of hazardous or other regulated material), unless the existence of such Hazardous Materials or the violation of Environmental Law arose prior to the ownership or operation of Advantage by the Buyer.

               (c)  Definition of Losses.  For purposes of this Article,
                    --------------------
     "Losses" shall mean any and all liabilities, obligations, losses, damages, claims, deficiencies, penalties, taxes, levies, actions, judgments, settlements, suits, costs, legal fees, accountants' fees, disbursements or expenses. Losses shall exclude any amount which any party actually receives under any insurance policy which provides coverage for the liability in question.

          8.2  Third Party Claims, Notice and Opportunity to Settle.
               ----------------------------------------------------

               (a) Within 30 days after the receipt by the party entitled to indemnity hereunder (the "Indemnified Party") of any claim or demand (including but not limited to, notice of any action, suit or proceeding) by any third party (a "Third Party Claim") against an Indemnified Party which gives rise to a right to indemnification for a Loss hereunder (or, in the case of the receipt of any notice of any examination, claim, adjustment or other proceeding with respect to Taxes for any period for which Shareholder is liable under
     Section 8.1(a)(iii) or for which Buyer is liable under Section 8.1(b)(iii)
     -------------------                                    -------------------
     ("Tax Proceeding"), promptly after the receipt of such notice), the Indemnified Party shall give each party who may be obligated to provide indemnity hereunder (the "Indemnifying Party") written notice of such claim or demand; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure is materially prejudicial to the Indemnifying Party.

               (b) The Indemnifying Party shall have the right (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing), to defend against such claim or demand (for purposes of this Section, any Tax proceeding shall be considered a "claim or demand") at its expense and through counsel of its own choosing (the choice of such counsel to be subject to the reasonable consent of the affected Indemnified Parties) and to control such defense if it gives written notice of its intention to do so within 15 days of the receipt of the notice referred to in Section 8.2(a). If the Indemnifying
                                          --------------
     Party shall decline to assume the defense of such claim or demand, the affected Indemnified Parties shall have the right to assume control of such defense at the expense of the Indemnifying Party. The Indemnified Parties shall cooperate fully in the defense of such claim or demand and shall make available to the Indemnifying Party or its counsel all pertinent information under their control relating thereto. The Indemnifying Party agrees to cooperate with the Indemnified Parties in order to enable their counsel to participate in the defense and to deliver to the Indemnified Parties copies of all pleadings and other information within the Indemnifying Party's knowledge or possession reasonably requested by the Indemnified Parties that is relevant to the defense of any such claim or demand. The Indemnified Parties and their counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

               (c) The Indemnifying Party shall have the right to elect to settle (i) any such claim or demand, other than a Tax Proceeding, for monetary damages only and including an unconditional release, or (ii) any Tax Proceeding, subject to the consent of the affected Indemnified Party, provided, however, with respect to any Permissible Settlement (as defined herein), if the affected Indemnified Parties fail to give such consent within 20 days of being requested to do so, the affected Indemnified Parties shall, at their expense, assume the defense of such claim or demand and regardless of the outcome of such matter, the Indemnifying Party's liability hereunder shall be limited to the amount of any such proposed settlement. As used herein the term "Permissible Settlement" shall mean a settlement as to which there is no reasonable likelihood that it will result in the imposition on such affected Indemnified Parties of Taxes for a taxable period for which the Indemnifying Party is not obligated hereunder to indemnify such affected Indemnified Parties.

               (d) In the event the Indemnifying Party assumes the defense of a claim or demand, the Indemnified Parties shall have the right to assume control of the defense of any claim or demand from the Indemnifying Party at any time and to elect to settle such claim or demand; provided, however, the Indemnifying Party shall have no indemnification obligations with respect to such claim, demand or settlement except for the costs and expenses of such Indemnifying Party incurred prior to the assumption of the defense of the claim or demand by the Indemnified Parties.

          8.3  Right to Offset.  Buyer shall have the right to offset all or
               ---------------
any part of its Losses under this Agreement against the Holdback by notifying the Shareholder and escrow agent in writing that Buyer is reducing the amount owed to the Shareholder; provided, however, that the Shareholder shall have thirty (30) days following receipt of such notification to rectify the cause of any such loss to Buyer before Buyer shall be entitled to exercise its right of offset or recoupment hereunder. If the cause of such loss is not rectified in such thirty (30) day period and no objection to such claim shall have been sent by the Shareholder to the Buyer and Escrow Agent within such period, the Shareholder shall be deemed to have acknowledged the correctness of such claim for the full amount thereof, and the Escrow Agent shall thereupon transfer to the Buyer an aggregate amount equal to such claim. Buyer shall offset its Losses against the Holdback until the Holdback is exhausted, at which time the Shareholder shall be personally liable as provided in this Agreement for any remaining and future Losses, whether undisputed or established in accordance with Article IX hereof. Notwithstanding the foregoing, the existence of the Holdback and any offsets thereunder shall not relieve the Shareholder from liability or limit their liability to Buyer for any breaches hereunder.

          8.4  Non-Third Party Claims.  In the event any Indemnified Party
               ----------------------
should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 30 days from the Indemnifying Party's receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder; provided, however, that, if Buyer asserts a claim that is not a Third Party Claim and the Indemnifying Party does not dispute such claim in a timely manner in accordance with this Section 8.4, Buyer shall have offset and recoup its Losses as provided in Section 8.3.
                                                             -----------

          8.5  Payments.  Any timely, disputed non-Third Party Claim shall be
               --------
submitted to arbitration in accordance with the provisions of Article IX hereof. Payments of all amounts owing by an Indemnifying Party pursuant to this Article relating to a Third Party Claim shall be made within 30 days after the latest of
(a) the settlement of such Third Party Claim, (b) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (c) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Subject to
Section 8.3, payments of all amounts owing by an Indemnifying Party pursuant to
-----------
Section 8.4 shall be made within 30 days
-----------
after the later of (i) the expiration of the 30-day Indemnity Notice period or
(ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.


                                  ARTICLE IX
                              DISPUTE RESOLUTION

          All controversies, claims and disputes arising under this Agreement or the construction, interpretation, breach, termination, enforceability or validity thereof, shall be resolved by submission to binding arbitration at the Broward County or Dade County, Florida office of the American Arbitration Association ("AAA") in accordance with its rules and procedures regarding commercial disputes, except to the extent such rules or procedures vary from the following provisions:

          9.1  Notice.  The party desiring to initiate arbitration can do so
               ------
by sending written notice of an intention to arbitrate by registered or certified mail to the other parties and to AAA. The notice must contain a description of the dispute, the amount of money involved, and the remedies sought.

          9.2  Arbitrator.  The parties shall attempt to agree on a retired
               ----------
judge from the AAA panel to act as the arbitrator hereunder. If the parties are unable to agree, AAA shall provide a list of three available judges to each party and each party may strike one. If the parties strike the same individual, then AAA shall be entitled to select the final arbitrator. If they strike different individuals, the remaining judge shall serve as the arbitrator. The parties agree the arbitration must be initiated within one year after the claimed breach occurred and that the failure to initiate arbitration within the one year period constitutes an absolute bar to the institution of any arbitration or any judicial proceeding on any dispute set forth in the notice of
intent to arbitrate.   It is agreed that by all parties that any legal
proceedings under this agreement shall remain sealed and not open to the public.

          9.3  Pre-Hearing Conference.  Once an arbitrator is assigned to hear
               ----------------------
the matter, the arbitrator shall schedule a pre-hearing conference to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations, and attempt to narrow the issues.

          9.4  Discovery.  It is the parties' objective to expedite the
               ---------
arbitration proceedings by placing the following limitations on discovery: (a) on a date to be determined at the pre-hearing conference, each party may serve one demand for production of documents and one set of twenty interrogatories (without subparts) upon the other parties (the response to the document demand, the documents to be produced, and the responses to the interrogatories shall be exchanged thirty days later); (b) each party may depose two witnesses. Each deposition must be concluded within eight hours and all depositions must be taken within sixty days of the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided in the sole discretion of the arbitrator.

          9.5  Briefs and Hearing.  The parties must file briefs with the
               ------------------
arbitrator at least three days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Florida Evidence Code. Within reasonable limitations, both sides at the hearing may call and examine witnesses for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence, as long as these rights are exercised in an efficient and expeditious manner in the sole discretion of the arbitrator. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the arbitrator of the arrangement in advance of the hearing, and must pay for the cost incurred.

          9.6  Decision.  The arbitrator's decision shall be based on the
               --------
evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator may grant any remedy or relief which is just and equitable. The award must be made in writing and signed by the arbitrator. It shall contain a concise statement of the reasons in support of the decision. The award must be mailed promptly to the parties, but no later than thirty days from the closing of the hearing. The award can be judicially enforced (confirmed, corrected or vacated) pursuant to applicable Florida statutes. The award is final and binding and there is no direct appeal from the award on the grounds of error in the application of the law.

          9.7  Costs.  Each party to the arbitration must pay its own witness
               -----
fees. Each party must pay its pro-rata share of the arbitrator's fees. The arbitrator must award to the prevailing party attorneys' fees and costs actually and reasonably incurred.


                                   ARTICLE X
                               GENERAL PROVISIONS

          10.1  Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties contained herein shall survive the Closing and will expire on the third anniversary of the Closing Date (the "Survival Date"); unless prior to the Survival Date, a claim specifying a breach of any of the representations or warranties described above is submitted in writing to the indemnifying party and identified as a claim for indemnification pursuant to this Agreement. From and after the Survival Date, no party hereto nor any shareholder, director, officer, employee, or affiliate of such party shall have any indemnity obligation pursuant to Article VIII, except with respect to matters as to which notice has been received in accordance with this Section 10.1.

          10.2  Notices.  All notices and other communications hereunder shall
                -------
be in writing and shall be deemed given upon facsimile transmission (with written or facsimile confirmation of receipt), or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Buyer:          Safeguard Health Enterprises, Inc.
                                505 N. Euclid Street
                                Anaheim, California  92801
                                Attn:  Ronald I. Brendzel, Esq.
                                Phone: (714) 758-4329
                                Fax:   (714) 758-4383

          With a copy to:       Gibson, Dunn & Crutcher LLP
                                4 Park Plaza, Suite 1800
                                Irvine, CA  92614
                                Attn:  Walter L. Schindler, Esq.
                                Phone: (714) 451-3800
                                Fax:   (714) 451-4220

          If to Advantage:      Advantage Dental HealthPlans
                                8100 North University Drive
                                Fort Lauderdale, FL  33321-1717
                                Attn:  Tim Donoho
                                Phone: (954) 724-4188
                                Fax:   (954) 724-4230
          If to the
           Shareholder:         Tim Donoho
                                1075 Hillsboro Mile
                                Hillsboro Beach, FL  33062
                                Phone:  (954) 782-2242
                                Fax:    (954) 782-2242

          10.3  Interpretation.  The table of contents and headings contained in
                --------------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.4  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be an original and all of which together shall be one and the same instrument.

          10.5  Integration.  This Agreement and the Exhibits, Schedules,
                -----------
documents, instruments and other agreements among the parties hereto that are referred to herein, constitute the entire agreement of the parties with respect to the subject matter set forth herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof or thereof.

          10.6  Governing Law.  This Agreement and the rights of the parties
                -------------
hereunder shall be governed by and construed and enforced in accordance with the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Florida, and venue for any litigation concerning this Agreement shall be in Broward County, Ft. Lauderdale, Florida.

          10.7  Amendment.  This Agreement may not be amended except by an
                ---------
instrument in writing signed on behalf of each of the parties hereto.

          10.8  Assignment.  No party hereto shall assign or transfer or permit
                ----------
the assignment or transfer of this Agreement without the prior written consent of the other parties, except that the Buyer may assign its rights and obligations hereunder to any wholly-owned subsidiary, however if assigned, Safeguard must guarantee all payments to Advantage and/or its Shareholder called for in this Agreement.

          10.9  Severability.  If any paragraph, section, sentence, clause or
                ------------
phrase contained in this Agreement will become illegal, null or void or against public policy, for any reason, or will be held by any court of competent jurisdiction to be incapable of being construed or limited in a manner to make it enforceable, or is otherwise held by such court to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement will not be affected thereby.

          10.10  Fees.  If any party to this Agreement shall bring any
                 ----
arbitration or any other action, suit, counterclaim or appeal for any relief against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought.

          10.11  Transfer Taxes.  The Shareholder shall bear all transfer,
                 --------------
sales, use, income or other taxes, if any, payable in connection with the transfer of Stock contemplated by this Agreement or as a result of the transactions contemplated hereby, and shall be responsible for the payment of any individual taxes levied against him personally as a result of selling the Shares to Buyer.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

            ADVANTAGE:                                 BUYER:

 ADVANTAGE DENTAL HEALTHPLANS, INC., a     SAFEGUARD HEALTH ENTERPRISES,
 Missouri corporation, ADVANTAGE DENTAL    INC., a Delaware corporation
 HEALTHPLANS, INC., a Florida
 corporation, ADVANTAGE DENTAL
 HEALTHPLANS, INC., a Delaware             By: /s/ JOHN E. COX
 corporation, ADVANTAGE DENTAL PLANS,         -----------------------------
 INC., a Delaware corporation, ADH         John E. Cox
 PLANS, INC., a Delaware corporation,      Executive Vice President and
 and ADH MARKETING, INC., a Florida        Chief Operating Officer
 corporation


 By: /s/ TIM DONOHO                        By: /s/ STEVEN J. BAILEYS
    -----------------------------------       -----------------------------
    Tim Donoho                                Steven J. Baileys, D.D.S.
    President                                 Chairman of the Board, President
                                              and Chief Executive Officer



Shareholder:

/s/ TIM DONOHO
---------------------------------------
TIM DONOHO

                                   INDEX TO
                            SCHEDULES AND EXHIBITS


          Schedule 2.2          Shareholder Interests in Advantage

          Schedule 2.6          Certain Changes

          Schedule 2.7          Financial Statements

          Schedule 2.11         Employment and Similar Agreements

          Schedule 2.12         Litigation

          Schedule 2.13         Taxes

          Schedule 2.14         ERISA Plans

          Schedule 2.15         Contracts

          Schedule 2.16         Customers and Sales

          Schedule 2.18         Interests in Competitors

          Schedule 2.20         Real Property

          Schedule 2.21         Permits; Compliance with Laws

          Schedule 2.22         Insurance Policies

          Schedule 2.24         Banking Facilities

          Schedule 2.29         Trademarks & Tradenames

          Schedule 2.30         Transactions with Related Parties

          Schedule 2.31         Compliance with Insurance Laws

          Schedule 5.2(b)(i) Consents and Approvals of Advantage and the Shareholder

          Schedule 5.2(b)(ii)   Consents and Approvals of Buyer

          Schedule 8.1          Employment Claims

          Exhibit A             Spousal Consent

          Exhibit B             Non-Competition Agreement

          Exhibit C             Consulting Agreement


Stock Purchase Agreement
Advantage Health Plans
OA962970.147

                                FIRST AMENDMENT

                                       TO

                            STOCK PURCHASE AGREEMENT

          This FIRST AMENDMENT to that certain Stock Purchase Agreement (this "Amendment") is entered into as of this 5th day of March, 1997, by and among SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation ("Buyer"); the following Advantage Dental Health entities (collectively, "Advantage"):
ADVANTAGE DENTAL HEALTHPLANS, INC., a Missouri corporation, ADVANTAGE DENTAL HEALTHPLANS, INC., a Florida corporation, ADVANTAGE DENTAL HEALTHPLANS, INC., a Delaware corporation, ADVANTAGE DENTAL PLANS, INC., a Delaware corporation, ADH PLANS, INC., a Delaware corporation, and ADH MARKETING, INC., a Florida corporation; and TIM DONOHO, the beneficial and record owner of all of the outstanding capital stock of Advantage (the "Shareholder").

                                    RECITALS

          WHEREAS, the parties hereto are parties to that certain Stock Purchase Agreement dated as of November 25, 1996 (the "Agreement"); defined terms used herein and not otherwise defined shall have the meaning given such terms in the Agreement; and

          WHEREAS, the parties hereto desire to enter into this Amendment in order to amend or clarify certain provisions of the Agreement as herein set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                            AMENDMENT OF PROVISIONS

          1.1 Section 1.3 of the Agreement is hereby amended and restated to read as follows:

          "1.3  Payment of Purchase Price. The Purchase Price shall be paid
                -------------------------
by Buyer to Shareholder as follows:

                (a) At the Closing, Buyer shall deliver to Shareholder a note (the "Note") in the principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000). The Note shall bear interest at a per annum rate equal to the base rate in effect from time to time of Bank of America NT & SA compounded monthly (the "Prime Rate") and shall be in the form attached hereto as Exhibit A.
               ---------

                (b) At the Closing, in consideration for Shareholder accepting payment in the form of a Note from Buyer, Buyer shall pay to Shareholder the sum of Fifty

     Thousand Dollars ($50,000) by a wire transfer(s) of immediately available funds in accordance with the written directions of the Shareholder.

                (c) At the Closing, Buyer shall deliver to the Escrow Agent the principal amount of Five Hundred Thousand Dollars ($500,000) (the "Holdback") to be held in escrow in accordance with the terms of an Escrow Agreement in form and substance acceptable to the parties. The Holdback, plus accrued interest thereon, less any offsets, paid claims or reserves for outstanding or disputed claims, relating to this Agreement or any other agreements between the Buyer and the Shareholder, shall be paid to the Shareholder on the first anniversary of the date hereof, sent by wire transfer in accordance with the written directions of the Shareholder. The Holdback, less offsets, paid claims or reserves for outstanding claims in an amount to be agreed to by the parties, shall bear interest at a per annum rate equal to the base rate in effect from time to time of Bank of America NT & SA compounded monthly (the "Prime Rate"). Any claims against the Holdback shall be made in accordance with Section 8.3 of this Agreement. Notwithstanding the foregoing, the existence of the Holdback and any offsets against the Holdback by Buyer will not relieve the Shareholder from liability or limit his liability to Buyer for any breaches hereunder.

                 (d) Any increase in the Shareholder's equity between August 30, 1996, and the Closing Date, shall be added to the final Purchase Price on the Closing Date, or as soon thereafter as that figure can be calculated, and payment, if undisputed, will be paid within 15 business days of such determination. Payment shall be made by wire transfer in accordance with the written instructions of the Shareholder."

                                   ARTICLE II
                                 MISCELLANEOUS

          2.1  Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given upon facsimile transmission (with written or facsimile confirmation of receipt), or delivery by a reputable overnight commercial delivery services (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Buyer:                Safeguard Health Enterprises, Inc.
                                      505 N. Euclid Street
                                      Anaheim, California 92801
                                      Attn: Ronald I. Brendzel, Esq.
                                      Phone: (714) 758-4329
                                      Fax:   (714) 758-4383

          With a copy to:             Gibson, Dunn & Crutcher LLP
                                      4 Park Plaza, Suite 1800
                                      Irvine, CA 92614

                                      Attn: Walter L. Schindler, Esq.
                                      Phone: (714) 451-3800
                                      Fax:   (714) 451-4220

          If to Advantage:            Advantage Dental HealthPlans
                                      8100 North University Drive
                                      Fort Lauderdale, FL 33321-1717
                                      Attn: Tim Donoho
                                      Phone: (954) 724-4188
                                      Fax:   (954) 724-4230

          If to the Shareholder:      Tim Donoho
                                      1075 Hillsboro Mile
                                      Hillsboro Beach, FL 33062
                                      Phone: (954) 782-2242
                                      Fax:   (954) 782-2242

          2.2 Counterparts. This Amendment may be executed in one or more
              ------------
counterparts, each of which shall be an original and all of which together shall be one and the same instrument.

          2.3 Integration. This Amendment, the Agreement and the Exhibits,
              -----------
Schedules, documents, instruments and other agreements among the parties hereto that are referred to herein, constitute the entire agreement of the parties with respect to the subject matter set forth herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof or thereof.

          2.4 Governing Law. This Amendment shall be governed by and construed
              -------------
and enforced in accordance with the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Florida, and venue for any litigation concerning this Letter shall be in Broward County, Ft. Lauderdale, Florida.

         2.5 Amendment. The Agreement as amended hereby may not be further
             ---------
amended except by an instrument in writing signed on behalf of each of the parties hereto.

         2.6 Non-Waiver of Rights. No failure or delay of any party in the
             --------------------
exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right.

         2.7 Arbitration. Any controversy or claim arising out of or relating to
             -----------
this Amendment or the breach thereof shall be settled by Arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and as set forth in Section IX of the Stock Purchase Agreement, the terms of which are herein incorporated by reference.

         2.9 Severability. If any paragraph, section, sentence, clause or phrase
             ------------
contained in this Amendment will become illegal, null or void or against public policy, for any reason, or will be held by any court of competent jurisdiction to be incapable of being construed or limited in a manner to make it enforceable, or is otherwise held by such court to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Amendment will not be affected thereby.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


             ADVANTAGE:                              BUYER:
ADVANTAGE DENTAL HEALTHPLANS, INC., a      SAFEGUARD HEALTH ENTERPRISES,
Missouri corporation, ADVANTAGE DENTAL     INC., a Delaware corporation
HEALTHPLANS, INC., a Florida
corporation, ADVANTAGE DENTAL              By: /s/ JOHN E. COX
HEALTHPLANS, INC., a Delaware                  --------------------------------
corporation, ADVANTAGE DENTAL PLANS,           John E. Cox
INC., a Delaware corporation, ADH              Executive Vice President and
PLANS, INC., a Delaware corporation,           Chief Operating Officer
and ADH MARKETING, INC., a Florida
corporation

By: /s/ TIM DONOHO
    --------------------------------
    Tim Donoho
    President


Shareholder:

/s/ TIM DONOHO
--------------------------------
TIM DONOHO

                                                                       EXHIBIT A

                                    FORM OF
                                      NOTE

                                PROMISSORY NOTE

$8,500,000
                                                    ____________________, 1997

     FOR VALUE RECEIVED, SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of Tim Donoho, an individual (the "Payee"), at the office of the Payee at 1075 Hillsboro Mile, Hillsboro Beach, FL 33062, or at such other place as the Payee may from time to time designate, in lawful money of the United States, the principal sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) together with interest on the unpaid principal balance thereof. Principal and interest on the unpaid principal balance of this Note shall be payable as set forth in Section 1 hereof.

     This Note is issued pursuant to, and entitled to benefits under the Stock Purchase Agreement (the "Agreement") dated as of November 25, 1996, as amended from time to time, by and among Maker, Payee and the following Advantage Dental Health entities (collectively, "Advantage"): ADVANTAGE DENTAL HEALTHPLANS, INC., a Missouri corporation, ADVANTAGE DENTAL HEALTHPLANS, INC., a Florida corporation, ADVANTAGE DENTAL HEALTHPLANS, INC., a Delaware corporation, ADVANTAGE DENTAL PLANS, INC., a Delaware corporation, ADH PLANS, INC., a Delaware corporation, and ADH MARKETING, INC., a Florida corporation, to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid. All terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

     1.  Principal and Interest Payment.  During the term of this Note, Maker
         ------------------------------
shall pay interest only on the principal on the last day of every month, commencing on the last day of the month following the Closing (each, an "Interest Payment Date"). Principal shall be due and payable in full on January 2, 1998 by a wire transfer(s) of immediately available funds in accordance with the written directions of the Payee. If for any reason, Safeguard is unable to deliver the full amount due under this Note in cash, it may substitute shares of Safeguard common stock having a cash value equal to the shortfall based on the closing trading price of such stock on such date.

     2.  Interest Rate.  This Note shall bear interest at a per annum rate equal
         -------------
to the base rate in effect from time to time of Bank of America NT & SA compounded monthly (the "Prime Rate"). Notwithstanding any provisions or terms of this Note to the contrary, the Interest Rate shall not exceed the maximum permitted by law. In the event that and for as long as the Interest

Rate exceeds from time to time the maximum permitted by law, the Interest Rate shall be the maximum permitted by law.

     3.  Payment on Nonbusiness Days.  If any payment of principal or interest
         ---------------------------
on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of Florida, such payment shall be made on the next succeeding business day.

     4.  Governing Law.  This Amendment shall be governed by and construed and
         -------------
enforced in accordance with the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Florida, and venue for any litigation concerning this Letter shall be in Broward County, Ft. Lauderdale, Florida.

     5.  Amendment.  The terms of this Note are subject to amendment or waiver
         ---------
only by a writing signed by both of the parties hereto.

     6.  Notices.  All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given upon facsimile transmission (with written or facsimile confirmation of receipt), or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Maker:              Safeguard Health Enterprises, Inc.
                                    505 N. Euclid Street
                                    Anaheim, California  92801
                                    Attn:  Ronald I. Brendzel, Esq.
                                    Phone: (714) 758-4329
                                    Fax:   (714) 758-4383

          If to Payee:              Tim Donoho
                                    1075 Hillsboro Mile
                                    Hillsboro Beach, FL  33062
                                    Phone:  (954) 782-2242
                                    Fax:    (954) 782-2242

     7. Successors. This Note shall be binding upon and inure to the benefit of
        ----------
the heirs, successors, and assigns of the parties.

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

     8. Severability. Every provision of this Note is intended to be severable.
        ------------
In the event any term or portion hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect any other term or portion of this Note, which shall remain binding and enforceable.


                              SAFEGUARD HEALTH ENTERPRISES, INC.

                              By:
                                  ---------------------------------------------
                                    Name:  Steven J. Baileys, D.D.S.
                                    Title: Chairman of the Board, President
                                           and Chief Executive Officer

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